Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

)
In re:	)	Case No. 03-15299 (PSH)
)
EAGLE FOOD CENTERS, INC.,	)	(Jointly Administered)
et al.,	)	Chapter 11
)
Debtors.	)	Hon. Pamela S. Hollis

JOINT PLAN OF LIQUIDATION OF EAGLE FOOD CENTERS, INC.
AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION

John Wm. Butler, Jr.
George N. Panagakis

Ron E. Meisler

SKADDEN, ARPS, SLATE,
MEAGHER & FLOM (ILLINOIS)

333 West Wacker Drive

Chicago, Illinois  60606-1285
(312) 407-0700

ATTORNEYS FOR DEBTORS
AND DEBTORS-IN-POSSESSION

Dated:             Chicago, Illinois

December 24, 2003

TABLE OF CONTENTS

INTRODUCTION

ARTICLE I

DEFINED TERMS AND RULES OF INTERPRETATION
A.	Definitions
	1.1	“Administrative Claim”
	1.2	“Administrative Claims Bar Date”
	1.3	“Administrative Claims Reserve”
	1.4	“Affiliate Debtors”
	1.5	“Affiliate Interest”
	1.6	“Affiliates”
	1.7	“Allowed”
	1.8	“Allowed Claim”
	1.9	“Amended Charter and By-Laws”
	1.10	“Avoidance Actions”
	1.11	“Ballot”
	1.12	“Bankruptcy Code”
	1.13	“Bankruptcy Court”
	1.14	“Bankruptcy Rules”
	1.15	“Bar Date”
	1.16	“Bar Date Order”
	1.17	“Business Day”
	1.18	“Cash”
	1.19	“Cash Reserve”
	1.20	“Causes of Action”
	1.21	“Chapter 11 Cases”
	1.22	“Chief Wind Down Officer”
	1.23	“Claim”
	1.24	“Claims Objection Deadline”
	1.25	“Class”
	1.26	“Collateral”
	1.27	“Confirmation Date”
	1.28	“Confirmation Hearing”
	1.29	“Confirmation Order”
	1.30	“Creditors’ Committee”
	1.31	“Cure”

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1.32	“Debtor(s)”
1.33	“DIP Credit Agreement”
1.34	“DIP Facility”
1.35	“DIP Facility Claim”
1.36	“DIP Facility Order”
1.37	“DIP Lender”
1.38	“Disallowed Claim”
1.39	“Disbursing Agent”
1.40	“Disclosure Statement”
1.41	“Disclosure Statement Hearing”
1.42	“Disputed Claim”
1.43	“Disputed Claims Reserve”
1.44	“Eagle Foods”
1.45	“Effective Date”
1.46	“Estate(s)”
1.47	“Exhibit”
1.48	“Exhibit Filing Date”
1.49	“Existing Securities”
1.50	“Face Amount”
1.51	“File, Filed or Filing”
1.52	“Final Order”
1.53	“General Unsecured Claim”
1.54	“General Unsecured Convenience Claim”
1.55	“Holder”
1.56	“Impaired”
1.57	“Indemnification Rights”
1.58	“Indemnitee”
1.59	“Initial Distribution”
1.60	“Initial Distribution Date”
1.61	“Intercompany Claim”
1.62	“Interest”
1.63	“IRC”
1.64	“IRS”
1.65	“Lien”
1.66	“Litigation Claims”
1.67	“Master Ballot”
1.68	“Net Available Cash”
1.69	“Net Proceeds”
1.70	“Non-Tax Priority Claim”
1.71	“Old Equity”
1.72	“Operating Reserve”

	1.73	“Person”
	1.74	“Petition Date”
	1.75	“Plan”
	1.76	“Plan Schedules”
	1.77	“Prepetition Credit Agreement”
	1.78	“Prepetition Indenture”
	1.79	“Prepetition Indenture Trustee”
	1.80	“Prepetition Lender”
	1.81	“Prepetition Noteholders”
	1.82	“Prepetition Notes”
	1.83	“Prepetition Notes Claims”
	1.84	“Priority Tax Claim”
	1.85	“Pro Rata”
	1.86	“Professional”
	1.87	“Professional Fee Claim”
	1.88	“Professional Fee Escrow”
	1.89	“Professional Fee Order”
	1.90	“Reclamation Claims”
	1.91	“Record Date”
	1.92	“Released Party”
	1.93	“Reorganized Eagle Foods”
	1.94	“Scheduled”
	1.95	“Schedules”
	1.96	“Secured Claim”
	1.97	“Solicitation Order”
	1.98	“Subordinated Claims”
	1.99	“Subsequent Distribution”
	1.100	“Subsequent Distribution Date”
	1.101	“Substantive Consolidation Order”
	1.102	“Supplemental Distribution Account”
	1.103	“Talon”
	1.104	“Unimpaired Claim”
	1.105	“Unsecured Claim”
	1.106	“Voluntary Petition”
	1.107	“Voting Deadline”
	1.108	“Voting Record Date”
B.	Rules of Interpretation
C.	Computation of Time
D.	Exhibits and Plan Schedules

ARTICLE II

ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS
2.1	Administrative Claims
2.2	Priority Tax Claims

ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS
3.1	Classification of Claims Against and Interests in the Debtors

ARTICLE IV

IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN
4.1	Unimpaired Classes of Claims
4.2	Impaired Classes of Claims and Interests

ARTICLE V

PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS
5.1	Unimpaired Classes of Claims Against the Debtors
5.2	Impaired Classes of Claims Against and Interests in the Debtors
5.3	Special Provision Regarding Unimpaired Claims

ARTICLE VI

ACCEPTANCE OR REJECTION OF THE PLAN
6.1	Classes Entitled to Vote
6.2	Acceptance by Impaired Classes
6.3	Presumed Acceptances by Unimpaired Classes
6.4	Classes Deemed to Reject Plan
6.5	Summary of Classes Voting on the Plan
6.6	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code
6.7	Confirmability and Severability of a Plan

ARTICLE VII

MEANS FOR IMPLEMENTATION OF THE PLAN
7.1	Substantive Consolidation
7.2	Merger of Affiliate Debtors into Eagle Foods
7.3	Continued Corporate Existence; Amended and Restated Charter and By-laws; Dissolution of Reorganized Eagle Foods
7.4	Directors and Officer; Effectuating Documents; Further Transactions
7.5	Appointment and Role of the Chief Wind Down Officer and Responsibility of Reorganized Eagle Foods
7.6	Employment, Indemnification and Other Agreements, and Recovery Bonus Plan Awarded to Management
7.7	Dissolution of Creditors’ Committee
7.8	Vesting of Assets
7.9	Funding of Cash Reserves
7.10	Funding of Supplemental Distribution Account
7.11	Preservation of Rights of Action
7.12	Cancellation of Existing Securities
7.13	Closing of Chapter 11 Cases

ARTICLE VIII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
8.1	Generally
8.2	Approval of Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases
8.3	Cure of Defaults of Assumed Executory Contracts and Unexpired Leases
8.4	Rejection Damages Bar Date
8.5	Postpetition Executory Contracts and Unexpired Leases
8.6	Miscellaneous

ARTICLE IX

PROVISIONS GOVERNING DISTRIBUTIONS
9.1	Distributions for Claims Allowed as of the Effective Date
9.2	Disbursing Agent

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9.3	Subsequent Distributions
9.4	Interest on Claims
9.5	Surrender of Securities and Instruments
9.6	Delivery of Distributions and Undeliverable or Unclaimed Distributions
9.7	Record Date for Distributions
9.8	Allocation of Plan Distributions Between Principal and Interest
9.9	Means of Cash Payment
9.10	Setoffs
9.11	De-Minimis Distributions
9.12	Release of Liens
ARTICLE X

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS
10.1	Objection Deadline; Prosecution of Objections
10.2	No Distributions Pending Allowance
10.3	Disputed Claims Reserve
10.4	Distributions After Allowance

ARTICLE XI

ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS
11.1	Professional Fee Claims
11.2	Other Administrative Claims
11.3	Administrative Claims Bar Date Notice

ARTICLE XII

CONFIRMATION AND CONSUMMATION OF THE PLAN
12.1	Conditions to Confirmation
12.2	Conditions to Effective Date
12.3	Waiver of Conditions

ARTICLE XIII

EFFECT OF PLAN CONFIRMATION ON CLAIMS AND INTERESTS
13.1	No Discharge of Claims Against Debtors
13.2	Termination of Subordination Rights and Settlement of Related Claims and Controversies

13.3	Exculpation and Limitation of Liability
13.4	Indemnification Obligations
13.5	Releases by Debtors and Debtors in Possession
13.6	Release by Holders of Claims and Interests
13.7	Injunction

ARTICLE XIV

RETENTION OF JURISDICTION

ARTICLE XV

MISCELLANEOUS PROVISIONS
15.1	Binding Effect
15.2	Payment of Statutory Fees
15.3	Amendment or Modification of this Plan
15.4	Revocation, Withdrawal or Non-Consummation
15.5	Effectuating Documents and Further Transactions
15.6	Corporate Action
15.7	Exemption from Transfer Taxes
15.8	Severability of Plan Provisions
15.9	Successors and Assigns
15.10	Notice
15.11	Governing Law.
15.12	Tax Reporting and Compliance
15.13	Filing of Additional Documents
15.14	Term of Bankruptcy Injunction or Stays
15.15	No Waiver or Estoppel
15.16	Request for Court Hearing

EXHIBITS

Exhibit A	Form of Amended Charter of Reorganized Eagle Foods
Exhibit B	Form of Amended By-laws of Reorganized Eagle Foods

PLAN SCHEDULES

Plan Schedule 1.20	Non-Exclusive List of Causes of Action

Plan Schedule 7.2	Non-Exclusive List of Affiliate Debtors Causes of Action and Proceedings

Plan Schedule 7.6	List of Employees Eligible to Participate in Recovery Bonus Plan and Target Awards

Plan Schedule 8.1	List of Unexpired Leases and Executory Contracts to Be Rejected

Plan Schedule 8.2	List of Unexpired Leases and Executory Contracts to Be Assumed

INTRODUCTION

Eagle Food Centers, Inc. (“Eagle Foods”) and four of its subsidiaries and affiliates (the “Affiliate Debtors”), the debtors and debtors-in-possession in the above-captioned jointly administered chapter 11 cases (collectively the “Debtors”), hereby propose the following joint plan providing for the liquidation of the Debtors and the distribution of the proceeds thereof in resolution of the outstanding claims against and interests in the Debtors.   Capitalized terms used herein shall have the meanings ascribed to such terms in Article I.

At this time, these chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court.  As set forth in Sections 7.1 and 7.2 of this Plan (as defined in Section 1.75 below), however, this Plan contemplates the substantive consolidation of the Affiliate Debtors into Eagle Foods.  Each Debtor is a proponent of this Plan within the meaning of section 1129 of the Bankruptcy Code.

A complete list of the Debtors is set forth below.  The list identifies each Debtor by its case number in these chapter 11 cases.

The Debtors

•                                          Eagle Food Centers, Inc.
(Case No. 03-15299)

•                                          Eagle Pharmacy Co.
(Case No. 03-15300)

•                                          Milan Distributing Co.
(Case No. 03-15301)

•                                          Eagle Country Markets, Inc.
(Case No. 03-15302)

•                                          BOGO’s, Inc.
(Case No. 03-15303)

Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject this Plan cannot be solicited from the Holder (as defined in Section 1.55 below) of a claim or interest until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to claim and interest Holders.  The Disclosure Statement was approved by the Bankruptcy Court by order entered on •, 2004, and has been distributed simultaneously with this Plan to all parties whose votes are being solicited.  The Disclosure Statement contains, among other things, a discussion of the Debtors’ history, business, properties and former and current operations, a summary and analysis of this Plan, and certain related matters.  ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019 and those restrictions on modifications set forth in Article XV of this

Plan, each of the Debtors expressly reserves its respective rights to alter, amend, modify, revoke or withdraw this Plan with respect to such Debtor, one or more times, prior to its substantial consummation.

ARTICLE I

DEFINED TERMS AND RULES OF INTERPRETATION

A.                                    Definitions

For purposes of this Plan, except as otherwise provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings set forth below.  Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

1.1                               “Administrative Claim”  means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) any actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating and liquidating the business of the Debtors (including wages, salaries, or commissions for services rendered after the Petition Date), (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, (d) Reclamation Claims to the extent not already paid, and (e) DIP Facility Claims to the extent not already paid.

1.2                               “Administrative Claims Bar Date”  means, except as modified by Section 11.1 of this Plan, the deadline for filing proofs of Administrative Claims which shall be forty-five  (45) days after the date on which the Debtors mail written notice of the occurrence of the Effective Date as specified in Section 11.3 of this Plan, unless otherwise ordered by the Bankruptcy Court.

1.3                               “Administrative Claims Reserve”  means the reserve established to pay Administrative Claims, Priority Tax Claims, Secured Claims, Non-Tax Priority Claims, Cure Claims and other payments required under this Plan, including Cash required to pay General Unsecured Convenience Claims.

1.4                               “Affiliate Debtors”  means, individually or collectively, a Debtor or Debtors other than Eagle Foods, as applicable.

1.5                               “Affiliate Interest”  means the rights of any current or former Holder or owner of any shares of Old Equity of any of the Affiliate Debtors authorized and issued prior to the Confirmation Date.

1.6                               “Affiliates”  has the meaning given such term by section 101(2) of the Bankruptcy Code.

1.7                               “Allowed”  means, with respect to a Claim, an Allowed Claim in a particular Class or category specified.

1.8                               “Allowed Claim”  means a Claim or any portion thereof:

(a)                                  that has been allowed by a Final Order, or

(b)                                  as to which no proof of claim has been timely filed with the Bankruptcy Court and (i) the liquidated and noncontingent amount of which is Scheduled other than at zero, in an unknown amount, or as disputed and (ii) no objection to its allowance has been filed, or is intended to be filed by the Debtors or Reorganized Eagle Foods, within the periods of limitation fixed by this Plan, the Bankruptcy Code or by any order of the Bankruptcy Court, or

(c)                                  as to which a proof of claim has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law but only to the extent that such claim is identified in such proof of claim in a liquidated and noncontingent amount, and either (i) no objection to its allowance has been filed, or is intended to be filed, within the periods of limitation fixed by this Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or

(d)                                  that is expressly allowed in a liquidated amount in this Plan.

1.9                               “Amended Charter and By-Laws”  means the amended charter and by-laws of Reorganized Eagle Foods in substantially the form attached to this Plan as Exhibits A and B.

1.10                        “Avoidance Actions”  means Causes of Action arising under sections 502, 510, 541, 542, 544, 545, 547 through 551 or 553 of the Bankruptcy Code, or under similar or related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation is commenced to prosecute such Causes of Action and whether or not such Avoidance Action is listed on Plan Schedule 1.20 attached hereto.

1.11                        “Ballot”  means each of the ballot form or forms distributed to each Holder of an Impaired Claim, on which the Holder is to indicate acceptance or rejection of this Plan.

1.12                        “Bankruptcy Code”  means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1330.

1.13                        “Bankruptcy Court”  means the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, or any other court with jurisdiction over the Chapter 11 Cases.

1.14                        “Bankruptcy Rules”  means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

1.15                        “Bar Date”  means the deadline for filing proofs of claim established by Bankruptcy Court as September 8, 2003, pursuant to the Bar Date Order and any supplemental bar dates established by the Bankruptcy Court pursuant to the Bar Date Order or other Final Order.

1.16                        “Bar Date Order”  means the order entered by the Bankruptcy Court on June 27, 2003, which established the Bar Date.

1.17                        “Business Day”  means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

1.18                        “Cash”  means legal tender of the United States of America and equivalents thereof.

1.19                        “Cash Reserve”  means the cash reserved, as determined by the Debtors or Reorganized Eagle Foods, after consultation with the Creditors’ Committee, for the funding of the Administrative Claims Reserve and the Operating Reserve.

1.20                        “Causes of Action”  means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, including the Avoidance Actions, and whether or not such Causes of Action is listed on Plan Schedule 1.20 attached hereto.

1.21                        “Chapter 11 Cases”  means (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the chapter 11 cases pending for the Debtors in the Bankruptcy Court.

1.22                        “Chief Wind Down Officer”  means the Person designated by the Debtors on or prior to the Exhibit Filing Date, or any successor thereto appointed by the board of directors of Reorganized Eagle Foods, shall be the sole officer of Reorganized Eagle Foods and shall be charged with the duty to administer this Plan in accordance with its terms and to take such other actions as may be authorized under the Plan and Confirmation Order.

1.23                        “Claim”  means a “claim,” as defined in section 101(5) of the Bankruptcy Code.

1.24                        “Claims Objection Deadline”  means as applicable (except for Administrative Claims) (a) the day that is the later of (i) the first Business Day that is one hundred eighty (180) days after the Effective Date, and (ii) as to proofs of claim filed after the Bar Date, the first Business Day that is one hundred eighty (180) days after a Final Order is entered deeming the late filed claim to be treated as timely filed, or (b) such later date as may be established by the Bankruptcy Court as may be requested by Reorganized Eagle Foods.

1.25                        “Class”  means a category of Holders of Claims or Interests, as described in Articles II and III of this Plan.

1.26                        “Collateral”  means any property or interest in property of the Debtors’ Estates that is subject to a valid, enforceable and unavoidable lien to secure a Claim.

1.27                        “Confirmation Date”  means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

1.28                        “Confirmation Hearing”  means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

1.29                        “Confirmation Order”  means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

1.30                        “Creditors’ Committee”  means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as reconstituted from time to time.

1.31                        “Cure”  means the distribution within a reasonable period of time following the Effective Date of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption or assumption and assignment of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

1.32                        “Debtor(s)”  means, individually, Eagle Foods or any of the Affiliate Debtors and, collectively, all of the above-captioned debtors and debtors in possession.

1.33                        “DIP Credit Agreement”  means that certain Postpetition Credit Agreement approved by the Bankruptcy Court pursuant to the DIP Facility Order, which agreement is among Eagle Foods, as borrower, the Affiliate Debtors, as guarantors, and the DIP Lender, as such agreement may have been amended, supplemented or modified from time to time.

1.34                        “DIP Facility”  means the $40 million debtor-in-possession secured financing facility provided to the Debtors by the DIP Lenders pursuant to the DIP Credit Agreement as authorized by the DIP Facility Order.

1.35                        “DIP Facility Claim”  means all Administrative Claims of the DIP Agent and the DIP Lender arising under the DIP Facility or the DIP Facility Order.

1.36                        “DIP Facility Order”  means the final order that was entered by the Bankruptcy Court on May 20, 2003, authorizing and approving the DIP Facility, the DIP Credit Agreement and related agreements thereto.

1.37                        “DIP Lender”  means the entity identified as the “Lender” in the DIP Credit Agreement and their respective successors and assigns.

1.38                        “Disallowed Claim”  means a Claim, or any portion thereof, that (a) has been disallowed by either a Final Order or pursuant to a settlement, or (b) (i) is Scheduled at zero or as contingent, disputed or unliquidated and (ii) as to which a Bar Date has been established but no proof of claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

1.39                        “Disbursing Agent”  means Reorganized Eagle Foods or any party designated by Reorganized Eagle Foods to serve as disbursing agent under this Plan.

1.40                        “Disclosure Statement”  means the written disclosure statement (including all schedules thereto or referenced therein) that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified or supplemented.

1.41                        “Disclosure Statement Hearing”  means the hearing before the Bankruptcy Court held to consider the adequacy of the Disclosure Statement as such hearing may be adjourned or continued from time to time.

1.42                        “Disputed Claim”  means a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, and includes, without limitation, Claims that (a) have not been Scheduled by the Debtors or have been Scheduled at zero, or as contingent, unliquidated or disputed or

(b) are the subject of an objection filed in the Bankruptcy Court and which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

1.43                        “Disputed Claims Reserve”  means one or more reserves of Cash established and maintained by Reorganized Eagle Foods for Holders of Classes 3 and 4 Claims on account of Disputed Class 3 and 4 Claims.

1.44                        “Eagle Foods”  means Eagle Food Centers, Inc., a Delaware corporation.

1.45                        “Effective Date”  means the Business Day this Plan becomes effective as provided in Section 12.2 of this Plan.

1.46                        “Estate(s)”  means, individually, the estate of Eagle Foods or any of the Affiliate Debtors and, collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

1.47                        “Exhibit”  means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

1.48                        “Exhibit Filing Date”  means the date by which all Exhibits and Plan Schedules shall be filed with the Bankruptcy Court, which date shall be at least five (5) days prior to the deadline for filing objections to confirmation of this Plan.

1.49                        “Existing Securities”  means, collectively, the Prepetition Notes and Old Equity, including any such securities that have been authorized but not issued.

1.50                        “Face Amount”  means (a) when used in reference to a Disputed Claim or Disallowed Claim, the full stated amount of the Claim claimed by the Holder in any proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

1.51                        “File, Filed or Filing”  means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

1.52                        “Final Order”  means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

1.53                        “General Unsecured Claim”  means a Claim that is not an Administrative Claim, Priority Tax Claim, Non-Tax Priority Claim, Secured Claim, General Unsecured Convenience Claim or Intercompany Claim.

1.54                        “General Unsecured Convenience Claim”  means a Claim other than a Claim asserted on account of the Prepetition Notes, (i) equal to or less than $5,000 for which the Holder thereof has not made an irrevocable written election to opt out of the classification of Class 4 on a validly executed and timely delivered ballot which election would have caused such Holder to instead be deemed a Holder of a Class 3 General Unsecured Claim for all purposes (including voting and distribution) or (ii) in excess of $5,000 for which the Holder thereof has made an irrevocable written election to opt into the classification of Class 4 on a validly executed and timely delivered ballot which election would have reduced such Claim to $5,000 and have caused such Holder to instead be deemed a Holder of a Class 4 General Unsecured Convenience Claim for all purposes (including voting and distribution).

1.55                        “Holder”  means an entity holding a Claim or Interest and, with respect to the Existing Securities, the beneficial holder as of the Voting Record Date or Record Date, as appropriate, or any authorized agent who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the voting instructions.

1.56                        “Impaired”  means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.57                        “Indemnification Rights”  means any obligations or rights of any of the Debtors to indemnify or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to such Debtor’s charter, by-laws or policy of providing employee indemnification, or applicable state law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee’s service with, for or on behalf of such Debtor.

1.58                        “Indemnitee”  means all present and former directors, officers, employees, agents or representatives of a Debtor who are entitled to assert Indemnification Rights.

1.59                        “Initial Distribution”  means the distribution occurring on the Initial Distribution Date.

1.60                        “Initial Distribution Date”  means the date occurring as soon as possible after the Administrative Claims Bar Date as determined by Reorganized Eagle Foods upon which distributions are made with respect to Allowed Claims in Classes 3 and 4.

1.61                        “Intercompany Claim”  means (a) any account reflecting intercompany book entries by one (1) Debtor with respect to any other Debtor or (b) any Claim that is not reflected in such book entries and is held by a Debtor against any other Debtor.

1.62                        “Interest”  means the legal, equitable, contractual and other rights of the Holders of Old Equity.

1.63                        “IRC”  means the Internal Revenue Code of 1986, as amended.

1.64                        “IRS”  means Internal Revenue Service of the United States of America.

1.65                        “Lien”  means a charge against or interest in property to secure payment of a debt or performance of an obligation.

1.66                        “Litigation Claims”  means the Causes of Action, claims, rights of action, suits, or proceedings for which the applicable statute of limitations has not expired, whether in law or in equity, whether known or unknown, that any or all of the Debtors or their Estates may hold against any Person, including, without limitation, the Avoidance Actions.

1.67                        “Master Ballot”  means the ballot distributed to nominees or Holders of record of the Prepetition Notes to record the votes, if any, of the beneficial Holders of such instruments.

1.68                        “Net Available Cash”  means the net cash of Reorganized Eagle Foods available after funding the Cash Reserve.

1.69                        “Net Proceeds”  means all proceeds from the sale of an asset minus all reasonable out-of-pocket direct costs, fees and expenses incurred in connection with such sale, provisions for any sales or other tax due and owing as a consequence of such sale, and other customary prorations in connection with such sale.

1.70                        “Non-Tax Priority Claim”  means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

1.71                        “Old Equity”  means, collectively,  the common stock, preferred stock or other equity interest of Eagle Foods and the Affiliate Debtors outstanding immediately prior to the Petition Date, including treasury stock and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such common stock, preferred stock or other equity interest.

1.72                        “Operating Reserve”  means the cash reserved to fund the administration and liquidation of the Debtors and Reorganized Eagle Foods and includes, among other things, the fees and expenses of Reorganized Eagle Foods and the Professionals.

1.73                        “Person”  means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity.

1.74                        “Petition Date”  means April 7, 2003, with respect to Eagle Foods and its Affiliate Debtors.

1.75                        “Plan”  means this joint chapter 11 plan for the Debtors as herein proposed, including all supplements, appendices and schedules thereto, either in its present form or as the same may be further altered, amended or modified from time to time in accordance with the Bankruptcy Code.

1.76                        “Plan Schedules”  means a schedule annexed to either this Plan or as an appendix to the Disclosure Statement.

1.77                        “Prepetition Credit Agreement”  means that certain secured, $50 million credit facility dated August 24, 2001, by and between Eagle Foods and Prepetition Lender.

1.78                        “Prepetition Indenture”  means that certain Indenture dated as of August 7, 2000 (and any supplements thereto), between Eagle Foods and U.S. Bank Trust National Association, as trustee, governing the terms and conditions of the Prepetition Notes.

1.79                        “Prepetition Indenture Trustee”  means U.S. Bank Trust National Association, and any predecessor or successor trustee, as trustee pursuant to the terms of the Prepetition Notes Indenture

1.80                        “Prepetition Lender”  means Congress Financial Corporation (Central).

1.81                        “Prepetition Noteholders”  means the Holders of the Prepetition Notes.

1.82                        “Prepetition Notes”  means the 11% Senior Notes due April 15, 2005, dated as of August 7, 2000, as amended, between Eagle Foods and the Prepetition Indenture Trustee.

1.83                        “Prepetition Notes Claims”  means the Claims of the Prepetition Indenture Trustee (and those claiming through it pursuant to any applicable notes or otherwise) pursuant to the Prepetition Indenture.

1.84                        “Priority Tax Claim”  means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.85                        “Pro Rata”  means with respect to a distribution regarding a particular Class, the proportion that (a) the Face Amount of a Claim in a particular Class bears to (b) the aggregate Face Amount of all Claims in such Class, unless this Plan provides otherwise.

1.86                        “Professional”  means (a) any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code and supported by both the (i) Debtors or Reorganized Eagle Foods and (ii) Creditors’ Committee.

1.87                        “Professional Fee Claim”  means an Administrative Claim under section 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Chapter 11 Cases on or prior to the Effective Date (including expenses of the members of the Creditors’ Committee incurred as members of the Creditors’ Committee in discharge of their duties as such).

1.88                        “Professional Fee Escrow”  means an escrow account, authorized by the Bankruptcy Court pursuant to the Order Pursuant to 11 U.S.C. §§ 105, 363 and 364 Authorizing Debtors to Terminate Their Postpetition Credit Agreement and Granting Related Relief, in the amount of $2 million, which funds shall be held in escrow to secure payment of fees and expenses of the Professionals.

1.89                        “Professional Fee Order”  means the order under 11 U.S.C. §§ 105(a) and 331 Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals, dated April 7, 2003.

1.90                        “Reclamation Claims”  means Claims for reclamation Allowed in accordance with section 546(c)(2) of the Bankruptcy Code and the Order Providing for Administrative Expense Treatment for Certain Holders of Valid Reclamation Claims and Prohibiting Third Parties from Interfering with the Debtors’ Delivery of Goods, entered by the Bankruptcy Court on April 25, 2003, as the same may have been or may hereafter be amended or modified, which Claims shall not include interest on any portion thereof.

1.91                        “Record Date”  means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date.

1.92                        “Released Party”  means, collectively, pursuant to section 1123(b)(3) of the Bankruptcy Code, effective as of the Effective Date: (i) all officers of each of the Debtors, all directors of each of the Debtors, and all employees of each of the Debtors serving as such as of the Petition Date, (ii) the Creditors’ Committee and all members of the Creditors’ Committee in their representative capacity, (iii)  the Professionals; (iv) the Prepetition Indenture Trustee; and (v) the DIP Lender.

1.93                        “Reorganized Eagle Foods”  means Eagle Food Centers, Inc., a Delaware corporation, as reorganized pursuant to this Plan on or after the Effective Date.

1.94                        “Scheduled”  means, with respect to any Claim, the status and amount, if any, of such Claim as set forth in the Schedules.

1.95                        “Schedules”  means the schedules of assets and liabilities and the statements of financial affairs Filed by the Debtors on June 6, 2003, as such schedules have been or may be further modified, amended or supplemented in accordance with Fed. R. Bankr. P. 1009 or Orders of the Bankruptcy Court.

1.96                        “Secured Claim”  means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

1.97                        “Solicitation Order”  means the order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan.

1.98                        “Subordinated Claims”  means any Claim subordinated pursuant to section 510 of the Bankruptcy Code, or otherwise.

1.99                        “Subsequent Distribution”  means any distribution after the Initial Distribution.

1.100                 “Subsequent Distribution Date”  means the date upon which Reorganized Eagle Foods determines, in accordance with this Plan, to conduct a Subsequent Distribution.

1.101                 “Substantive Consolidation Order”  means the order, which may be the Confirmation Order, substantively consolidating the Chapter 11 Cases and the Estates, as provided in Article VII of this Plan.

1.102                 “Supplemental Distribution Account”  means, collectively, (a) the Cash remaining in the applicable Disputed Claim Reserve, if any, to the extent that a Disputed Claim is Disallowed or is Allowed in an amount less than the amount reserved for such Disputed Claim, (b) the portion of the Net Proceeds from any and all sales of Reorganized Eagle Foods’ non-Cash assets occurring subsequent to the Initial Distribution Date that Reorganized Eagle Foods determines to constitute Net Available Cash (with the remaining portion of the Net Proceeds being deposited into the Cash Reserves by Reorganized Eagle Foods), and (c) any remaining Cash Reserves after all obligations for which such reserves were established are satisfied and the Chapter 11 Cases are closed.

1.103                 “Talon”  means Talon Insurance Company, Inc., Eagle Foods’ captive insurance company, a Vermont corporation, which is not a debtor in these cases.

1.104                 “Unimpaired Claim”  means a Claim that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.105                 “Unsecured Claim”  means collectively the Prepetition Notes Claims, General Unsecured Claims and General Unsecured Convenience Claims.

1.106                 “Voluntary Petition”  means the voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code filed by Eagle Foods and the Affiliate Debtors on March 27, 1999, in the Bankruptcy Court.

1.107                 “Voting Deadline”  means March 15, 2004 at 4:00 p.m. (Prevailing Central Time), as the last day and time for submitting Ballots to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code as specified in the Solicitation Order.

1.108                 “Voting Record Date”  means the date and time established by the Bankruptcy Court in the Solicitation Order for determining those Holders of Claims against the Debtors entitled to vote on the Plan.

B.                                    Rules of Interpretation.

For purposes of this Plan, unless otherwise provided herein:  (a)  whenever it appears appropriate for the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (d) any reference to an entity as a Holder of a Claim or Interest includes that entity’s successors and assigns; (e) all references in this Plan to Sections, Articles and Plan Schedules are references to Sections, Articles and Plan Schedules of or to this Plan; (f) the words “herein,” “hereunder” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) subject to the provisions of any contract, Certificates of Incorporation, By-laws, instrument, release or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

C.                                    Computation of Time.

In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided for, the provisions of Bankruptcy Rule 9006(a) shall apply.

D.                                    Exhibits and Plan Schedules.

All Exhibits and Plan Schedules are incorporated into and are a part of this Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits and Plan Schedules shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date.

ARTICLE II

ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS

2.1                               Administrative Claims.  Subject to the provisions of Article XI of this Plan, on, or as soon as reasonably practicable after, the later of (a) the Effective Date, or (b) the date on which an Administrative Claim becomes an Allowed Administrative Claim, each Holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Administrative Claim, (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other less favorable treatment to the Holders of an Allowed Administrative Claim as to which the Debtors or Reorganized Eagle Foods and the Holder of such Allowed Administrative Claim shall have agreed upon in writing; provided, however, that Allowed Administrative Claims against a Debtor with respect to liabilities incurred in the ordinary course of business during the Chapter 11 Cases may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto at the discretion of the Debtors or Reorganized Eagle Foods.

2.2                               Priority Tax Claims.  On, or as soon as reasonably practicable after, the later of (a) the Effective Date, or (b) the date on which a Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim against a Debtor shall receive in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, (i) Cash equal to the amount of such Allowed Priority Tax Claim, or (ii) such other less favorable treatment to the Holders of an Allowed Priority Tax Claim as to which the Debtors or Reorganized Eagle Foods and the Holder of such Allowed Priority Tax Claims shall have agreed upon in writing; provided, however, that any Priority Tax Claim that is not an Allowed Claim, including any Allowed Priority Tax Claim not due and owing on the Effective Date, will be paid in accordance with this section when such Claim becomes Allowed and due and owing; further provided, however, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed pursuant to the Plan, and the Holder of an Allowed Priority Tax Claim shall not be allowed to assess or attempt to collect such penalty from the Debtors or their Estates, Reorganized Eagle Foods or their property.

ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in each of the Debtors.  All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and their treatment is set forth in Article II above.

This Plan constitutes a single plan for all Debtors.  A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.  A Claim is also placed in a particular Class for the purpose of voting on, and receiving distributions pursuant to, this Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

3.1                               Classification of Claims Against and Interests in the Debtors.

(a)                                  Class 1 :  Class 1 consists of all Secured Claims that may exist against the Debtors.

(b)                                  Class 2 :  Class 2 consists of all Non-Tax Priority Claims.

(c)                                  Class 3 : Class 3 consists of all General Unsecured Claims and Prepetition Notes Claims.

(d)                                  Class 4 :  Class 4 consists of all General Unsecured Convenience Claims.

(e)                                  Class 5 :  Class 5 consists of all Old Equity Interests and any Subordinated Claims.

ARTICLE IV

IDENTIFICATION OF CLASSES OF CLAIMS AND
INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN

4.1                               Unimpaired Classes of Claims.  The Classes listed below are Unimpaired by this Plan:

Class 1  (Secured Claims)

Class 2  (Non-Tax Priority Claims)

4.2                               Impaired Classes of Claims and Interests.  The Classes listed below are Impaired by this Plan:

Class 3  (General Unsecured Claims and Prepetition Notes Claims)

Class 4  (General Unsecured Convenience Claims)

Class 5  (Old Equity Interests and Subordinated Claims)

ARTICLE V

PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

5.1                               Unimpaired Classes of Claims Against the Debtors.

(a)                                  Class 1  (Secured Claims).  The legal, equitable and contractual rights of the Holders of Allowed Class 1 Claims against the Debtors, if any, are unaltered by this Plan.  On, or as soon as reasonably practicable after, the later of (i) the Effective Date, or (ii) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, each Holder of an Allowed Class 1 Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class 1 Claim, at the election of the Debtors or Reorganized Eagle Foods, (x) Cash equal to the amount of such Allowed Class 1 Claim or (y) such other less favorable treatment that will not impair the Holder of such Allowed Class 1 Claim pursuant to section 1124 of the Bankruptcy Code; provided, however, that any Class 1 Claim not due and owing on the Effective Date will be paid in accordance with this section if and when such Claim becomes Allowed and is due and owing.  Any default with respect to any Class 1 Claim that existed immediately prior to the Petition Date will be deemed cured on the Effective Date.

(b)                                  Class 2  (Non-Tax Priority Claims).  The legal and equitable rights of the Holders of Class 2 Claims against the Debtors are unaltered by this Plan.  On, or as soon as reasonably practicable after, the later of (i) the Effective Date, or (ii) the date on which such Class 2 Claim becomes an Allowed Class 2 Claim, each Holder of an Allowed Class 2 Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class 2 Claim, at the election of the Debtors or Reorganized Eagle Foods, (x) Cash equal to the amount of such Allowed Class 2 Claim or (y) such other less favorable treatment that will not impair the Holder of such Allowed Class 2 Claim pursuant to section 1124 of the Bankruptcy Code; provided, however, that any Class 2 Claim not due and owing on the Effective Date will be paid in accordance with this section when such Claim becomes due and owing.  Any default with respect to any Class 2 Claim that existed immediately prior to the Petition Date will be deemed cured on the Effective Date.

5.2                               Impaired Classes of Claims Against and Interests in the Debtors.

(a)                                  Class 3  (General Unsecured Claims and Prepetition Notes Claims).  On the Initial Distribution Date, or as soon thereafter as is reasonably practicable, and on each Subsequent Distribution Date, the Disbursing Agent shall receive on behalf of each and every Holder of an Allowed Class 3 Claim against the Debtors, in full satisfaction, settlement, release and discharge of, and in exchange for, each and every Class 3 Claim against the Debtors, the Net Available Cash, and Cash held in the Supplemental Distribution Account as to Subsequent Distributions, which the Disbursing Agent will distribute Pro Rata to or for the benefit of Holders of Allowed Class 3 Claims.  Holders of General Unsecured Claims equal to or in excess of $5,000 (other than Holders of Prepetition Notes Claims) may make an irrevocable written election to opt-into the classification of Class 4 on a validly executed and timely delivered ballot which election will thereby cause the reduction of such Claim to $5,000 and cause such Holder to instead be deemed a Holder of a Class 4 General Unsecured Convenience Claim for all purposes (including voting and distribution, if such Claim is ultimately Allowed).

(b)                                  Class 4  (General Unsecured Convenience Claims).  On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date, or (ii) the date on which a Class 4 Claim becomes an Allowed Class 4 Claim, each Holder of an Allowed Class 4 Claim against the Debtors shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class 4 Claim, (x) Cash in an amount equal to 9.9% (the estimated mid-point recovery) of such Allowed Class 4 Claim if the amount of such Allowed Claim is less than or equal to $5,000, (y) $495 if the amount of such Allowed Claim is greater than $5,000 (i.e., 9.9% of $5,000) and the Holder of such Allowed Class 3 General Unsecured Claim elects to reduce such Allowed Claim to $5,000, or (z) the same treatment as is afforded to Holders of Allowed Class 3 Claims if the Holder of such General Unsecured Convenience Claim makes an irrevocable written election made on a validly executed and timely delivered ballot.  If such election is made, the Holder of such General Unsecured Convenience Claim shall be deemed a Holder of a Class 3 Claim for all purposes (including voting and distribution).  By remaining, or voting to be treated as, a Class 4 Claim, the Holder of such Class 4 Claim will forever waive and release any rights to a Subsequent Distribution under this Plan.

(c)                                  Class 5  (Old Equity Interests and Subordinated Claims).  On the Effective Date, the Old Equity will be cancelled and neither the Holders of Old Equity nor the Holders of Subordinated Claims shall receive or retain any distribution on account of such Old Equity Interests or Subordinated Claims.

5.3                               Special Provision Regarding Unimpaired Claims.  Except as otherwise provided in this Plan, nothing shall affect the Debtors’ or Reorganized Eagle Foods’ rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

ARTICLE VI

ACCEPTANCE OR REJECTION OF THE PLAN

6.1                               Classes Entitled to Vote.  Subject to Sections 6.3 and 6.4 of this Plan, Claim Holders in Impaired Classes of Claims are entitled to vote as a class to accept or reject this Plan.

6.2                               Acceptance by Impaired Classes.  In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted this Plan if this Plan is accepted by the Holders of at least two-thirds (b) in dollar amount and more than one-half (½) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan.  In accordance with section 1126(d) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Interests entitled to vote shall have accepted this Plan if this Plan is accepted by Holders of at least two-thirds (b) in amount of the Allowed Interests in such Class that have timely and properly voted to accept or reject this Plan.

6.3                               Presumed Acceptances by Unimpaired Classes.  Classes 1 and 2 are Unimpaired by this Plan.  Under section 1126(f) of the Bankruptcy Code, such Claim Holders are conclusively presumed to accept this Plan, and the votes of such Claim Holders will not be solicited.

6.4                               Classes Deemed to Reject Plan.  Class 5 is not entitled to receive or retain any property under this Plan.  Under section 1126(g) of the Bankruptcy Code, Holders of Claims and Interests in such Classes are deemed to reject this Plan and their votes will not be solicited.

6.5                               Summary of Classes Voting on the Plan.  As a result of the provisions of Sections 6.1, 6.3 and 6.4 of this Plan, the votes of Holders of Claims in Classes 3 and 4 will be solicited with respect to this Plan.

6.6                               Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code.  To the extent that any Impaired Class entitled to vote rejects this Plan or is deemed to have rejected this Plan, the Debtors will request confirmation of this Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

6.7                               Confirmability and Severability of a Plan.  Due to the fact that this Plan requests and contemplates the substantive consolidation of the Affiliate Debtors into Eagle Foods, the confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied with respect to Eagle Foods only.  The Debtors, after consultation with the Creditors’ Committee, reserve the right to alter, amend, modify, revoke or withdraw this Plan as it applies to Eagle Foods or any particular Debtor or any Exhibit or Plan Schedule.  A determination by the Bankruptcy Court that this Plan is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect the Debtors’ ability to modify this Plan to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.

ARTICLE VII

MEANS FOR IMPLEMENTATION OF THE PLAN

7.1                               Substantive Consolidation.  This Plan contemplates and is predicated upon entry of the Substantive Consolidation Order (which may be the Confirmation Order) which shall substantively consolidate the Debtors’ Estates and Chapter 11 Cases for the purposes of all actions associated with confirmation and consummation of this Plan.  This Plan constitutes a request to approve such substantive consolidation such that on the Effective Date, (i) all Intercompany Claims by, between and among the Debtors shall be eliminated, (ii) all assets and liabilities of the Affiliate Debtors shall be merged or treated as if they were merged with the assets and liabilities of Eagle Foods, (iii) any obligation of a Debtor and all guarantees thereof by one (1) or more of the other Debtors shall be deemed to be one (1) obligation of Eagle Foods, (iv) the Affiliate Interests shall be cancelled, and (v) each Claim filed or to be filed against any Debtor shall be deemed filed only against Eagle Foods and shall be deemed a single Claim against and a single obligation of Eagle Foods.  On the Effective Date, and in accordance with the terms of this Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor shall be released and of no further force and effect.  If the Substantive Consolidation Order is not the Confirmation Order, then such order shall only be entered if the Bankruptcy Court enters the Confirmation Order.

7.2                               Merger of Affiliate Debtors into Eagle Foods.  On the Effective Date or as soon thereafter as practicable, (a) the members of the board of directors of each of the Affiliate Debtors shall be deemed to have resigned, (b) each of the Affiliate Debtors shall be merged with and into Eagle Foods and (c) the Chapter 11 Cases of the Affiliate Debtors shall be closed, following which any and all Causes of Action or other proceedings that were or could have been brought or otherwise commenced in the Chapter 11 Case of any Affiliate Debtor, whether or not actually brought or commenced and whether or not such Cause of Action or other proceeding is listed on Plan Schedule 7.2 or any other plan schedule attached hereto, may be continued, brought or otherwise commenced in Eagle Foods’ Chapter 11 Case.

7.3                               Continued Corporate Existence; Amended and Restated Charter and By-laws; Dissolution of Reorganized Eagle Foods.

(a)                                  Continued Corporate Existence and Amended and Restated Charter and By-laws.  Eagle Foods shall continue to exist as Reorganized Eagle Foods after the Effective Date in accordance with the laws of the State of Delaware and pursuant to the Amended Charter and By-Laws to be filed with the Bankruptcy Court on or before the Exhibit Filing Date.  The charter and by-laws of Eagle Foods shall be amended and restated as necessary to satisfy the provisions of this Plan and the Bankruptcy Code and shall be amended to, among other things: (i) authorize three (3) shares of common stock, $0.01 par value per share, ownership of which shall be restricted to directors of Reorganized Eagle Foods, one (1) share to be owned by each appointed director (ii) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non voting equity securities, and (iii) limit the activities of Reorganized Eagle Foods to matters related to the implementation of this Plan.  The proposed Amended Charter and By-laws of Reorganized Eagle Foods will be filed with the Bankruptcy Court on or prior to the Exhibit Filing Date.  Any amendment or modification to the Amended Charter and By-laws following the Confirmation Date, to the extent such modification or amendment changes the fundamental purpose of the corporation, (x) must be approved either (A) to the extent there are still three directors sitting on the board of Reorganized Eagle Foods, through the unanimous written vote of all those directors of Reorganized Eagle Foods or (B) by authority granted by order of the Bankruptcy Court and (y) no shareholder vote shall be required in accordance with section 303 of General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code.

(b)                                  Dissolution of Reorganized Eagle Foods.  As soon as practicable after the Chief Wind Down Officer exhausts the assets of the Debtors’ Estates by making the final distribution of Cash under this Plan, (i) the Chief Wind Down Officer shall (A) effectuate the dissolution of Reorganized Eagle Foods without a vote of the shareholders of Reorganized Eagle Foods in accordance with section 303 of General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code, but subject to the approval of the board of directors of Reorganized Eagle Foods, and may file appropriate documentation with the State of Delaware in order to carry out such dissolution, including, without limitation, a certificate of dissolution and take all such other action in order to carry out such dissolution in accordance with section 275 of General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code, and (B) resign as the sole officer of Reorganized Eagle Foods and (ii) the directors shall resign from the board of directors of Reorganized Eagle Foods.

7.4                               Directors and Officer; Effectuating Documents; Further Transactions.

(a)                                  Directors.  Upon the Effective Date, the three (3) directors of Reorganized Eagle Foods shall be (i) Robert J. Kelly; (ii) a Person to be appointed by the Creditors’ Committee, and reasonably acceptable to the Debtors, no later than the Plan Exhibit Filing Date; and (iii) a Person to be appointed by the Debtors, and reasonably acceptable to the Creditors’ Committee, no later than the Plan Exhibit Filing Date.  Each aforementioned director shall be issued one share of common stock of Reorganized Eagle Foods, transferable only to a current or successor director of Reorganized Eagle Foods.  Compensation awarded to the directors of Reorganized Eagle Foods shall be (i) $7,500 per fiscal quarter and such payment shall be pro rated, as appropriate, for the time period between the Effective Date and the last day of the fiscal quarter in which the Effective Date occurs; (ii) $1,500 per in-person meeting; and (iii) $750 per telephonic meeting.  On the second anniversary following the Effective Date, if appropriate, the directors of Reorganized Eagle Foods shall meet to vote on and implement a reduction of their compensation.  All reasonable out-of-pocket expenses incurred by such directors in fulfilling their responsibilities as a member of the board, will be reimbursed by Reorganized Eagle Foods.  In addition, the Prepetition Indenture Trustee shall have the revocable privilege to attend meetings of the Reorganized Eagle

Foods’ board of directors as an ex officio non-voting member for purposes of observing resolution of the Disputed Claims and the Litigation Claims, which privilege shall at all times be subject to the approval of the board of directors of Reorganized Eagle Foods in its sole discretion.

(b)                                  Officer; Effectuating Documents; Further Transactions.  From and after the Effective Date, the Chief Wind Down Officer shall serve as the sole officer of Reorganized Eagle Foods.  The Chief Wind Down Officer shall be authorized to execute, deliver, file or record such documents, instruments, releases and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan, including, without limitation, the dissolution of Reorganized Eagle Foods.

7.5                               Appointment and Role of the Chief Wind Down Officer and Responsibility of Reorganized Eagle Foods.

(a)                                  Appointment of Chief Wind Down Officer.  Upon the Effective Date, the Reorganized Eagle Foods shall appoint the Chief Wind Down Officer, which Person shall be Randall D. McMurray or such other Person designated by the Debtors on or prior to the Exhibit Filing Date or by the board of directors of Eagle Foods following the Confirmation Date until the Effective Date.  Following the Effective Date, the board of directors of Reorganized Eagle Foods shall have the right to replace the Chief Wind Down Officer with another party or agent, without need for further Bankruptcy Court approval and thereafter such successor Chief Wind Down Officer shall fulfill the role of Chief Wind Down Officer and administer this Plan.

(b)                                  Sole Officer of Reorganized Eagle Foods.  The Chief Wind Down Officer shall be the sole officer of Reorganized Eagle Foods and shall be charged with the duty to administer this Plan in accordance with its terms and to take such other actions as may be authorized under the Plan and Confirmation Order, which actions shall be subject to the direction of the board of directors of Reorganized Eagle Foods.

(c)                                  Rights, Powers and Duties of Reorganized Eagle Foods and the Chief Wind Down Officer.  Reorganized Eagle Foods shall retain and have all the rights, powers and duties necessary to carry out its responsibilities under this Plan.  Such rights, powers and duties, which shall be exercisable by the Chief Wind Down Officer on behalf of Reorganized Eagle Foods pursuant to this Plan shall include, among others:

(i)                                    investing Reorganized Eagle Foods’ Cash, including, but not limited to, the Cash held in the Cash Reserves in (1) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which are guaranteed by the full faith and credit of the United States of America; (2) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (C) any other investments that may be permissible under (I) section 345 of the Bankruptcy Code or (II) any order of the Bankruptcy Court entered in the Debtors’ Chapter 11 cases;

(ii)                                calculating and paying, or causing to be paid, all distributions to be made under this Plan and other orders of the Bankruptcy Court to Holders of Allowed Administrative Claims and Allowed Claims as provided in this Plan;

(iii)                            calculating and paying all fees payable pursuant to section 1930 of title 28, United States Code;

(iv)                               objecting to Claims or Interests filed against any of the Debtors’ Estates on any basis;

(v)                                   selling or otherwise disposing of any remaining non-Cash assets of the Debtors or Reorganized Eagle Foods and thereafter determining in accordance with this Plan what portion of the Net Proceeds from any and all such sales occurring subsequent to the Initial Distribution Date constitute Net Available Cash and depositing such Net Available Cash into the Supplemental Distribution Account (with the remaining portion of the Net Proceeds being deposited into the Cash Reserves by  Reorganized Eagle Foods);

(vi)                               removing any and all Cash remaining in the applicable Disputed Claim Reserve to the extent that a Disputed Claim is Disallowed or is Allowed in an amount less than the amount reserved for such Disputed Claim and depositing such Cash into the Supplemental Distribution Account;

(vii)                           funding the Cash Reserves and Supplemental Distribution Account;

(viii)                       determining in accordance with this Plan when to conduct a Subsequent Distribution based on the amount of Cash currently available in the Supplemental Distribution Account;

(ix)                              settling, allowing or otherwise disposing of any Claims filed against any of the Debtors’ Estates;

(x)                                  seeking estimation of contingent or unliquidated claims under section 502(c) of the Bankruptcy Code or otherwise;

(xi)                              employing, supervising and compensating professionals retained to represent the interests of and serve on behalf of Reorganized Eagle Foods;

(xii)                          prosecuting, settling, dismissing or otherwise disposing of the Litigation Claims, including the Avoidance Actions and Causes of Action;

(xiii)                      using, selling, assigning, transferring, abandoning or otherwise disposing of at a public or private sale any of the Debtors’ or Reorganized Eagle Foods’ remaining assets without further order of the Court for the purpose of liquidating and converting such assets to Cash;

(xiv)                         making and filing tax returns for any of the Debtors or Reorganized Eagle Foods, and responding to or taking any and all actions as are necessary and appropriate in order to comply with any tax audit;

(xv)                             seeking determination of tax liability under section 505 of the Bankruptcy Code;

(xvi)                         prosecuting turnover actions under sections 542 and 543 of the Bankruptcy Code;

(xvii)                     exercising all power and authority that may be exercised, and take all proceedings and acts that may be taken, by any officer or shareholder of Reorganized Eagle Foods;

(xviii)                 exercising all powers and rights, and taking all actions, contemplated by or provided for in this Plan; and

(xix)                        taking any and all other actions necessary or appropriate to implement or consummate this Plan.

(d)                                  Compensation Awarded to Chief Wind Down Officer.

(i)                                    Compensation Generally.  The Chief Wind Down Officer will be compensated from the Operating Reserve pursuant to the terms of the Plan.  Any professionals retained or other employees hired by the Chief Wind Down Officer will be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Operating Reserve.  The payment of the fees and expenses of the Chief Wind Down Officer and professionals retained by Reorganized Eagle Foods to assist the Chief Wind Down Officer will be made in the ordinary course of business and will not be subject to the approval of the Bankruptcy Court.

(ii)                                Randall D. McMurray as Chief Wind Down Officer.  Unless otherwise announced prior to the Exhibit Filing Date, Mr. Randall D. McMurray shall be the Chief Wind Down Officer and in serving is such capacity, his annual compensation shall be consistent with past practices and he shall also (i) receive a $10,000 payment upon the Effective Date, (ii) receive a $10,000 quarterly stay bonus, to be paid on the last business day (or as soon as practicable thereafter) of Reorganized Eagle Foods’ fiscal quarter following the Effective Date and each fiscal quarter thereafter until such time as Randall D. McMurray is no longer acting as Chief Wind Down Officer and (iii) participate in the Recovery Bonus Plan, as more fully set forth in Section 7.6 of this Plan below.

(iii)                            Third Party Agent as Chief Wind Down Officer.  In the event a third-party agent is appointed as successor Chief Wind Down Officer by the board of directors of Reorganized Eagle Foods, and such third-party agent is already retained by Reorganized Eagle Foods in the capacity of a wind down advisor, such party shall be compensated in accordance with the terms of its retention or plan administration agreement, consistent with the terms of this Plan.  In the event that a successor Chief Wind Down Officer is appointed that has no prior retention agreement, the terms of compensation will be subject to approval of the board of directors of Reorganized Eagle Foods and will be presented for Bankruptcy Court approval.

(e)                                  Indemnification.  Reorganized Eagle Foods and the Estates shall, to the fullest extent permitted by the laws of the State of Delaware, indemnify and hold harmless its directors and the Chief Wind Down Officer and Reorganized Eagle Foods’ agents, representatives, professionals and employees (in their capacity as such) (collectively the “Indemnified Parties”) from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to reasonable attorneys’ fees, arising out of or due to their actions or omissions, or consequences of such actions or omissions with respect to Reorganized Eagle Foods and the Estates or the implementation or administration of this Plan.  To the extent Reorganized Eagle Foods and the Estates indemnify and hold harmless the Indemnified Parties as provided above, the reasonable legal fees and related costs incurred by counsel to Chief Wind Down Officer and/or the directors of Reorganized Eagle Foods in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve.  The indemnification provisions of this Plan shall remain available to and be binding upon any former Chief Wind Down Officer or the estate of any decedent Chief Wind Down Officer.  In addition, the indemnification provisions of the charter and by-laws of Reorganized Eagle Foods shall remain available to and be binding upon any current and former director of Reorganized Eagle Foods or the estate of any decedent of such directors and shall survive the dissolution of Reorganized Eagle Foods.

(f)                                    Insurance.  Reorganized Eagle Foods shall be authorized to obtain all reasonably necessary insurance coverage for itself, its directors, its agents, representatives, and employees or independent contractors, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of Reorganized Eagle Foods and (ii) the liabilities, duties and obligations of the directors of Reorganized Eagle Foods and their agents, representatives, employees, independent contractors and professionals under the Plan and the charters and by-laws of Reorganized Eagle Foods (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of Reorganized Eagle Foods, acting through its Chief Wind Down Officer, after consultation with the directors of Reorganized Eagle Foods, remain in effect for a reasonable period (not to exceed seven (7) years) after the dissolution of Reorganized Eagle Foods.

(g)                                 Authority to Compromise and Settle Disputed Claims and Avoidance Actions.  From and after the Effective Date, Reorganized Eagle Foods shall be authorized, with respect to those Claims or Interests which are not Allowed hereunder or by Court order, (i) to object to any Claims or Interests Filed against any of the Debtors’ Estates and (ii) to compromise and settle Disputed Claims after the Effective Date, and such compromise or settlement shall not be subject to the further approval of the Bankruptcy Court.  In addition to Reorganized Eagle Foods’ authority to prosecute the Litigation Claims, including the Avoidance Actions and Causes of Action, as set forth in Section 7.5(c)(xii) hereof, Reorganized Eagle Foods shall be authorized to compromise and settle the Litigation Claims, including the Avoidance Actions and Causes of Action, after the Effective Date without further approval of the Bankruptcy Court.

(h)                                 Periodic Reports.  Reorganized Eagle Foods shall file written quarterly reports with the Bankruptcy Court regarding the claims resolution process, status of adversary proceedings and Avoidance Actions and Cash activity.

7.6                               Employment, Indemnification and Other Agreements, and Recovery Bonus Plan Awarded to Management.

(a)                                  Employment, Indemnification and Other Agreements, including Employee Compensation.  The Debtors or Reorganized Eagle Foods are authorized to pay the Administrative Claims of employees who remain employed after the Effective Date which arise out of or relate to (i) their employment with the Debtors or Reorganized Eagle Foods in the ordinary course of business including, without limitation, the Recovery Bonus Plan (as defined below) or (ii) Continuing Indemnification Claims, in both cases without the requirement that such employees file an Administrative Claim by the Administrative Claim Bar Date, to the extent of Cash in the Cash Reserves.  In addition, the board of directors of Reorganized Eagle Foods shall have the right to provide additional compensation to the employees of Reorganized Eagle Foods; provided that material enhancements to an employee’s compensation shall require Bankruptcy Court approval.

(b)                                  Recovery Bonus Plan Awarded to Management.  The Recovery Bonus Plan shall provide those employees specified on Plan Schedule 7.6 with additional compensation on account of achieving recovery rates near and in excess of the midpoint of the expected recovery range, i.e., the expected cumulative dividend distributed to Holders of Allowed General Unsecured  Claims, provided that (unless otherwise stated in this Section 7.6) such employees are employed by Reorganized Eagle Foods as of the Effective Date through the substantial completion of the Debtors’ wind down process, as determined by the board of directors of Reorganized Eagle Foods (the “Recovery Bonus Plan”).  The participants in the Recovery Bonus Plan shall receive a target award opportunity based upon a percentage of annual base salary.  The specific percentages and target awards for each employee are set forth on Plan Schedule 7.6.  In the event a participant to the Recovery Bonus Plan is terminated without cause or resigns prior to substantial completion of the Debtors’ wind down process, such participant shall still be eligible for the Recovery Bonus Plan, provided that such participant makes himself/herself reasonably available to cooperate with the Reorganized Debtors and to provide assistance with the resolution of Claims filed against the Debtors.  In such event, the participant shall be paid an hourly rate consistent with such participant’s annual base salary, or such other amount as approved by the board of directors of Reorganized Eagle Foods, for their time in connection with the resolution of Claims, including any reasonable travel time involving intercity travel, but shall not include any intra-city travel, including, without limitations, travel from locations within the Quad City area and all reasonable out-of-pocket expenses suffered by such participant shall be reimbursed by Reorganized Eagle Foods.

7.7                               Dissolution of Creditors’ Committee.  The Creditors’ Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date.  On the Effective Date, the Creditors’ Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or this Plan and its implementation, and the retention or employment of the Creditors’ Committee’s attorneys, accountants, financial advisors, and other agents shall terminate.  All expenses of Creditors’ Committee members and the fees and expenses of their professionals through the Effective Date shall be paid in accordance with the terms and conditions of the Professional Fee Order and the Plan.

7.8                               Vesting of Assets.  Except as otherwise provided herein, all property of the Debtors’ Estates shall remain property of, and be consolidated into, the Estate of Eagle Foods and continue to be subject to the jurisdiction of the Bankruptcy Court following confirmation of this Plan and shall not be vested in Reorganized Eagle Foods on or following the Confirmation Date or the Effective Date.  From and after the Effective Date, all such property shall be distributed in accordance with the provisions of the Plan and the Confirmation Order.  Reorganized Eagle Foods shall retain the equity interest in Talon, and to the extent such interest is monetized, either through a sale, transfer, conveyance, dividend or otherwise, Reorganized Foods shall deposit those funds into the Estate of Eagle Foods for distribution, unless otherwise ordered by the Bankruptcy Court.

7.9                               Funding of Cash Reserves.  On or before the Effective Date, the Debtors shall fund the Cash Reserve in such amounts as determined by the Debtors as necessary in order to be able to make the required future payments under the Administrative Claims Reserve and Operating Reserve.

7.10                        Funding of Supplemental Distribution Account.

(a)                                  Resolution of Disputed Claims.  Reorganized Eagle Foods shall remove any and all Cash remaining in the applicable Disputed Claim Reserve to the extent that a Disputed Claim is Disallowed or is Allowed in an amount less than the amount reserved for such Disputed Claim and deposit such Cash into the Supplemental Distribution Account.

(b)                                  Disposition of Remaining Non-Cash Assets.  Reorganized Eagle Foods may sell any and all non-Cash assets in accordance with the provisions of this Plan.  As soon as reasonably practicable thereafter, the Chief Wind Down Officer shall determine what portion of the Net Proceeds from any and all such sales occurring subsequent to the Initial Distribution Date constitute Net Available Cash and deposit such Net Available Cash into the Supplemental Distribution Account (with the remaining portion of the Net Proceeds being deposited into the Cash Reserves by Reorganized Eagle Foods) to be used and distributed in accordance with the provisions of this Plan and Confirmation Order.

7.11                        Preservation of Rights of Action.

(a)                                  Retention of Litigation Claims.  Except as otherwise provided in this Plan, the Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain the Litigation Claims.  Subject to the provisions of this Article VII, Reorganized Eagle Foods, as the successor in interest to the Debtors, may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims, including, without limitation, those Litigation Claims listed on Plan Schedule 1.20.

(b)                                  Retention of Subsequent Actions on Litigation Claims.  Except as is otherwise expressly provided herein or in the Confirmation Order, nothing in this Plan or the Confirmation Order shall preclude or estop Reorganized Eagle Foods or its privies, as successors in interest to the Debtors and their privies, from bringing a subsequent action in any court or adjudicative body of competent jurisdiction, to enforce any or all of its or their rights in connection with the Litigation Claims, irrespective of the identity of any interest, cause of action, or nexus of fact, issues, or events which is now or which could have been asserted in these Chapter 11 Cases, the present litigation, and those which may be asserted in any subsequent litigation brought by Reorganized Eagle Foods or its privies.  Moreover, the failure to commence any Litigation Claim prior to the Confirmation Date shall not constitute res judicata, judicial or collateral estoppel.

7.12                        Cancellation of Existing Securities.  Except as otherwise provided in this Plan and in any contract, instrument or other agreement or document created in connection with this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article IX of this Plan, the Existing Securities, promissory notes, share certificates (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Existing Securities shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors, and the Prepetition Indenture Trustee to its noteholders, under the Prepetition Notes and/or the Prepetition Indenture together with the obligations of the Debtors under any other notes, share certificates and other agreements and instruments governing such Claims and Interests shall be discharged.  The Holders of or parties to such canceled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to this Plan.  Notwithstanding the foregoing, subject to the terms and provisions of this Plan, the Prepetition Indenture shall continue in effect solely for the purposes of (a) allowing the Prepetition Indenture Trustee, its agent or servicer to act as the Disbursing Agent for purposes of making the Initial Distribution and all Subsequent Distributions on account of the Prepetition Notes and (b) preserving the Prepetition Indenture Trustee’s right to payment, reimbursement and indemnification from the Holders of the Prepetition Notes for all services rendered by it under the Prepetition Indenture, including the fees and expenses of its agents, and preserving any priority and lien rights for payment thereof.

7.13                        Closing of Chapter 11 Cases.  When all Disputed Claims filed against the Debtors have become Allowed Claims or have been disallowed by Final Order, and all remaining assets of Reorganized Eagle Foods have been liquidated and converted into Cash (other than those assets abandoned by Reorganized Eagle Foods), and such Cash has been distributed in accordance with this Plan, or at such earlier time as the Chief Wind Down Officer deems appropriate, the Chief Wind Down Officer shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

ARTICLE VIII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1                               Generally.  Except as otherwise provided in this Article VIII, pursuant to sections 365 and 1123(b) of the Bankruptcy Code, all prepetition executory contracts and unexpired leases that exist between the Debtors and any Person shall be deemed rejected by the Debtors effective as of the Effective Date or such other date as listed on Plan Schedule 8.1, subject to the occurrence of the Effective Date, except for executory contracts and unexpired leases which:

(a)                                  have been assumed, assumed and assigned, or rejected, as applicable, pursuant to an order of the Court entered prior to the Effective Date; or

(b)                                  as of the Effective Date, are subject to a pending motion for approval of the assumption, assumption and assignment, or rejection, as applicable; or

(c)                                  are otherwise being assumed or assumed and assigned as set forth in Plan Schedule 8.2.  The listing of a document on Plan Schedule 8.2 shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability under such contract or lease.

8.2                               Approval of Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases.  Subject to the Effective Date, entry of the Confirmation Order shall constitute, as of the Confirmation Date (or such other date listed on Plan Schedule 8.1), the approval, pursuant to sections 365 and 1123(b) of the Bankruptcy Code, of the assumption, assumption and assignment, or rejection, as applicable, of the executory contracts and unexpired leases assumed, assumed and assigned, or rejected pursuant to this Article VIII.

Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property, if any, shall include (a) all modifications, amendments, supplements, restatements, assignments, subleases or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan.

8.3                               Cure of Defaults of Assumed Executory Contracts and Unexpired Leases.  Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default, if any, shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by Cure, with such Cure being provided by, at the option of the Debtor-party to such contract or lease, either (x) the Debtor-party to such contract or lease or (y) the assignee of such Debtor-party to whom such contract or lease is being assigned.  If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of Reorganized Eagle Foods or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided that if there is a dispute as to the amount of Cure that cannot be resolved consensually among the parties, the Debtors or Reorganized Eagle Foods shall have the right to reject the contract or lease for a period of five (5) days after entry of a final order establishing a Cure amount in excess of that provided by the Debtors.  The Confirmation Order, if applicable, shall contain provisions providing for notices of proposed assumptions and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto (which shall provide not less than twenty (20) days’ notice of such procedures and any deadlines pursuant thereto) and resolution of disputes by the Bankruptcy Court.  To the extent the Debtor who is party to the executory contract or unexpired lease is to be merged with Eagle Foods as part of the Substantive Consolidation Order, the nondebtor parties to such executory contract or unexpired lease shall, upon assumption as contemplated herein, be deemed to have consented to the assignment of such executory contract or unexpired lease to Eagle Foods that is the surviving entity after entry of the Substantive Consolidation Order.

8.4                               Rejection Damages Bar Date.  If the rejection by a Debtor or Reorganized Eagle Foods of an executory contract or unexpired lease pursuant to the Plan results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Eagle Foods or the properties of any of them unless a proof of claim is filed with the Debtors’ Claims agent, Logan & Company, Inc., and served upon counsel to Reorganized Eagle Foods, and counsel to the Creditors’ Committee, within thirty (30) days after service of the earlier of (a) notice of the effective date of rejection of such executory contract or unexpired lease as determined in accordance with Section 8.1 of this Plan or (b) other notice that the executory contract or unexpired lease has been rejected.  Nothing in this Section 8.4 shall revive or deem to revive a previously Disallowed Claim or extend a previously established bar date, if applicable.  The bar date for filing a Claim with respect to an executory contract or unexpired lease other than pursuant to this Plan shall be as set forth in the Bar Date Order or the Final Order approving such rejection.

8.5                               Postpetition Executory Contracts and Unexpired Leases.  All rights in connection with all executory contracts and unexpired leases assumed by the Debtors or entered into after the Petition Date and that have not been assigned to a third party shall remain property of the Estate of Eagle Foods.

8.6                               Miscellaneous.  Notwithstanding any other provision of this Plan, the Debtors shall retain the right to, at any time prior to the Effective Date, modify or supplement Plan Schedule 8.1 or Plan Schedule 8.2, including, without limitation, the right to add any executory contract or unexpired lease to, or delete any executory contract or unexpired lease from such Plan Schedules.  Listing an executory contract or unexpired lease on Plan Schedule 8.1 or Plan Schedule 8.2 shall not constitute an admission by any of the Debtors or Reorganized Eagle Foods that such contract or lease (including any related agreements that may exist) is an executory contract or unexpired lease or that the applicable Debtor or Reorganized Eagle Foods has any liability thereunder.

ARTICLE IX

PROVISIONS GOVERNING DISTRIBUTIONS

9.1                               Distributions for Claims Allowed as of the Effective Date.  Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Initial Distribution Date or as soon thereafter as is practicable.  Any distribution to be made on the Effective Date pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable.  Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day.  Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Articles IX and X of this Plan.

9.2                               Disbursing Agent.  The Disbursing Agent shall make all distributions required under this Plan.  Distributions on account of Allowed Prepetition Notes Claims shall be delivered to the Prepetition Indenture Trustee, its agent or servicer, who shall then make distributions to the Prepetition Noteholders in accordance with the Prepetition Indenture and the provisions of this Plan.  The Disbursing Agent shall reasonably cooperate with the Prepetition Indenture Trustee, its agent or servicer, in making distributions in accordance with this Plan.  Upon request by the Prepetition Indenture Trustee, Reorganized Eagle Foods shall pay to it in Cash all reasonable and necessary fees and expenses incurred by the Prepetition Indenture Trustee, its agent or servicer, after the Effective Date in connection with the services performed by them and any indemnification amounts under the Prepetition Indenture arising in connection with the performance of such services as contemplated in this Plan.

9.3                               Subsequent Distributions.  Reorganized Eagle Foods shall determine, in accordance with this Plan, when to make a Subsequent Distribution based on the amount of Cash currently available in the Supplemental Distribution Account.

9.4                               Interest on Claims.  Unless otherwise specifically provided for in this Plan, the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on Claims, and no Claim Holder shall be entitled to interest accruing on or after the Petition Date on any Claim.  To the extent otherwise provided for in this Plan, the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall accrue on Claims at the applicable non-default rate.  Unless otherwise specifically provided for in this Plan, the Confirmation Order, or required by applicable bankruptcy law, interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.  Until the Effective Date, nothing herein shall waive the right of any creditor to seek postpetition interest.

9.5                               Surrender of Securities and Instruments.  On or before the date that distributions are first made by the Disbursing Agent, or the Prepetition Indenture Trustee (as agent or servicer as described in Section 9.2 of this Plan), each Holder of an instrument evidencing a Claim (a “Certificate”), shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by an agreement and administered by a Prepetition Indenture Trustee (including the Prepetition Notes) to the respective Prepetition Indenture Trustee, and such Certificates shall be cancelled in accordance with Section 7.12 of this Plan and delivered to the Disbursing Agent.  No distribution of property hereunder shall be made to or on behalf of any such Holder unless and until such Certificate is received by the Disbursing Agent or the Prepetition Indenture Trustee or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the Prepetition Indenture Trustee.  Any Holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the Prepetition Indenture Trustee prior to the first (1st) anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including any interest attributable thereto, shall revert to Reorganized Eagle Foods notwithstanding any federal or state escheat laws to the contrary.  Upon compliance with this Section 9.5 by a Holder of a Claim evidenced by a Certificate, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such note or other security.

9.6                               Delivery of Distributions and Undeliverable or Unclaimed Distributions.

(a)                                  Distributions to Holders of Allowed Claims shall be made by the Disbursing Agent, or the Prepetition Indenture Trustee (as agent or servicer as described in Section 9.2 of this Plan) (for purposes of this paragraph, the “applicable disbursing agent”) (i) at the addresses set forth on the proofs of claim filed by such Claim Holders (or at the address set forth in any applicable notice of assignment of claim or notice of change of address), (ii) at the addresses set forth in any written notices of address changes delivered to the applicable disbursing agent after the date of any related proof of claim, (iii) at the addresses reflected in the Schedules if no proof of claim has been filed and the applicable disbursing agent has not received a written notice of a change of address, (iv) in the case of a Claim Holder whose Claim is governed by the Prepetition Indenture or other agreement and is administered by the Prepetition Indenture Trustee, at the addresses contained in the official records of the Prepetition Indenture Trustee, including as set forth in its register or in any letter of transmittal provided with the surrender of the certificates in the sole discretion of the Prepetition Indenture Trustee, or (v) as to any defendant to a Litigation Claim who has not otherwise filed a proof of claim, at the address of such defendant’s counsel of record or to such party as counsel of record directs or specifies.  Distributions made to Holders of Claims by the Prepetition Indenture Trustee shall be subject to the rights of the Prepetition Indenture Trustee under the Prepetition Indenture or similar contract or agreement to enforce any changes or expenses thereunder.

(b)                                  If any Claim Holder’s distribution is returned as undeliverable, no further distributions to such Claim Holder shall be made unless and until the applicable disbursing agent is notified of such Claim Holder’s then current address, at which time all missed distributions shall be made to such Claim Holder without interest.  Amounts in respect of undeliverable distributions shall be returned to (x) the Prepetition Indenture Trustee with respect to the Prepetition Indenture or (y) the Disbursing Agent with respect to all other claims, until such distributions are claimed.  All claims for undeliverable distributions shall be made on the later of the first (1st) anniversary of the Effective Date or ninety (90) days from the date the Claim becomes an Allowed Claim.  After such date, all unclaimed property relating to distributions to be made on account of such Claims (including, without limitations, undeliverable or unclaimed property on account of the Beneficial Owners of the Prepetition Notes) shall revert to the Estate of Eagle Foods, free of any restrictions thereon or Claims of such Holder and notwithstanding any federal or state escheat laws to the contrary.  Nothing contained in the Plan shall require any of the applicable disbursing agents to attempt to locate any Holder of an Allowed Claim.

9.7                               Record Date for Distributions.  Reorganized Eagle Foods, the Disbursing Agent, or the Prepetition Indenture Trustee (as agent or servicer as described in Section 9.2 of this Plan) shall have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim or Interest that occurs after the Record Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the Record Date.  Reorganized Eagle Foods, the Disbursing Agent, or the Prepetition Indenture Trustee (as agent or servicer as described in Section 9.2 of this Plan) shall instead be entitled to recognize and deal with for all purposes under the Plan with only those record Holders stated on the official claims register or the official transfer ledger, as the case may be, as of the Record Date.  On the Record Date, the transfer ledgers of the Prepetition Indenture Trustee, or other agents and servicers of the Prepetition Notes and the transfer registers of the Old Equity shall be closed, and there shall be no further changes in the record Holders of securities.  Reorganized Eagle Foods, the Disbursing Agent, or the Prepetition Indenture Trustee (as agent or servicer as described in Section 9.2 of this Plan) shall have no obligation to recognize any transfer of the Prepetition Notes or the Old Equity occurring after the Record Date.  Reorganized Eagle Foods, the Disbursing Agent, or the Prepetition Indenture Trustee (as agent or servicer as described in Section 9.2 of this Plan) shall be entitled instead to recognize and deal for all purposes hereunder with only those record Holders stated on the transfer ledgers as of the Record Date, provided that with respect to deceased record holders of the Prepetition Notes the Prepetition Indenture Trustee (as agent or servicer as described in Section 9.2 of this Plan) shall be authorized, but not directed, to recognize transfers to the appropriate heir, executor, or otherwise, following provision of notice together with such evidence of the transfer to the appropriate Prepetition Indenture Trustee as reasonably satisfactory to the applicable Prepetition Indenture Trustee.  Such notice shall be effective only as to distributions due at least sixty (60) days after such notice is accepted as satisfactory by the applicable Prepetition Indenture Trustee.

9.8                               Allocation of Plan Distributions Between Principal and Interest.  To the extent that any Allowed Claim entitled to a distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the claim, to the portion of such Claim representing accrued but unpaid interest.

9.9                               Means of Cash Payment.  Payments of Cash made pursuant to this Plan shall be in U.S. dollars and shall be made, at the option and in the discretion of Reorganized Eagle Foods, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by Reorganized Eagle Foods.

9.10                        Setoffs.  The Debtors and Reorganized Eagle Foods may, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors, Reorganized Eagle Foods, may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Eagle Foods of any such claim that the Debtors or the Reorganized Eagle Foods may have against such Holder.

9.11                        De-Minimis Distributions.  Notwithstanding any other provision of this Plan, Reorganized Eagle Foods and the Disbursing Agent shall have no obligation to make a distribution on account of an Allowed Claim from any Cash Reserve or account to a specific Holder of an Allowed Claim if the amount to be distributed to that Holder on the Initial Distribution Date or Subsequent Distribution Date (1) does not constitute a final distribution to such Holder and (2) is less than $50.  In addition, the Debtors and Reorganized Eagle Foods reserve the right to request subsequent relief from the Bankruptcy Court to exclude Holders of smaller claims from the final distribution under this Plan to the extent that the amounts otherwise distributable to such claimholders in connection with such final distribution would be de-minimis or create undue administrative expense.

9.12                        Release of Liens.  Except as otherwise provided in this Plan or in any contract, instrument, release or other agreement or document created or assumed in connection with this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Articles IX and X of this Plan, all mortgages, deeds of trust, liens, pledges or other security interests against the property of any Debtor’s Estate shall be fully released and discharged, and all of the right, title and interest of any Holder of such mortgages, deeds of trust, liens, pledges or other security interests shall revert to the Estate of Eagle Foods and its successors and assigns.  To the extent that any termination statements, instruments of satisfaction, or other similar releases of interests necessary to terminate or otherwise remove from title or record any filed financing statements, mortgages, or other documents or agreements evidencing a security interest in the Debtors’ assets shall not have been delivered to Reorganized Eagle Foods in proper form for filing and executed by the appropriate parties prior to, or in connection with, the satisfaction of the Secured Claims, then Reorganized Eagle Foods is hereby authorized to (a) execute and file such statements, instruments, releases or other documents on behalf of the Holder of the Secured Claim with respect to the encumbered assets and (b) to file, register, or otherwise record a certified copy of the Confirmation Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all security interests in the Debtors’ assets of any kind or nature whatsoever.

ARTICLE X

PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT AND UNLIQUIDATED CLAIMS

10.1                        Objection Deadline; Prosecution of Objections.  Reorganized Eagle Foods shall retain responsibility for administering, disputing, objecting to, compromising or otherwise resolving and making distributions on account of the respective Claims against the Debtors. No later than the Claims Objection Deadline (unless extended by an order of the Bankruptcy Court), the Debtors and Reorganized Eagle Foods, as the case may be, shall file objections to Claims with the Bankruptcy Court and serve such objections upon the Holders of each of the Claims to which objections are made.  Nothing contained herein, however, shall limit Reorganized Eagle Foods’ right to object to Claims, if any, filed or amended after the Claims Objection Deadline.  Moreover, notwithstanding the expiration of the Claims Objection Deadline and unless subsequently ordered for good cause shown to shorten time, Reorganized Eagle Foods shall continue to have the right to amend any objections and to file and prosecute supplemental objections and counterclaims to a Disputed Claim until such Disputed Claim is Allowed.  Subject to the limitations set forth in Article VII of this Plan, Reorganized Eagle Foods shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction on the validity, nature and/or amount thereof.

10.2                        No Distributions Pending Allowance.  Notwithstanding any other provision of this Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim and the remainder has become a Disallowed Claim.

10.3                        Disputed Claims Reserve.  The Disbursing Agent shall withhold the Disputed Claims Reserve from the Net Available Cash to be distributed to particular classes under this Plan.  The Disputed Claims Reserve shall be equal to 100% of distributions to which Holders of Disputed Claims in Classes 3 and 4 would be entitled under this Plan as of such date if such Disputed Claims in Classes 3 and 4 were Allowed Claims in their (a) Face Amount (or if a Disputed Claim is unliquidated with no Face Amount, then based upon the good faith estimate of such Disputed Claim as estimated by Reorganized Eagle Foods) or (b) estimated amount of such Disputed Claim in Classes 3 and 4 as approved in an Order by the Bankruptcy Court pursuant to section 506(c) of the Bankruptcy Code.  Reorganized Eagle Foods may request estimation for any Disputed Claim including, without limitation, any Disputed Claim that is contingent or unliquidated.  If practicable and as set forth in Section 7.5(c) of this Plan, Reorganized Eagle Foods will invest any Cash that is withheld as the applicable Disputed Claims Reserve in an appropriate manner to insure the safety of the investment.  Nothing in this Plan or the Disclosure Statement shall be deemed to entitle the holder of a Disputed Claim to postpetition interest on such Claim.

10.4                        Distributions After Allowance.  Payments and distributions from the Disputed Claims Reserve shall be made as appropriate to the Holder of any Disputed Claim that has become an Allowed Claim, as soon thereafter as is reasonably practicable after the date such Disputed Claim becomes an Allowed Claim.  Such distributions shall be based upon the cumulative distributions that would have been made to the Holder of such Claim under the Plan if the Disputed Claim had been Allowed on the Effective Date (excluding any present value calculations) and shall not be limited by the Disputed Claim amounts previously reserved with respect to such Disputed Claim to the extent that additional amounts are available therefor, but only to the extent that such additional amounts have not yet been distributed to Holders of Allowed Claims.  Upon such distribution, the reserve shall be reduced by an amount equal to the amount reserved with respect to such Disputed Claim.  To the extent the amount reserved for such Disputed Claim exceeds the Allowed Amount, if any, of such Claim, the remainder shall be deposited in the Supplemental

Distribution Account and distributed to Holders of Allowed Class 3 Claims in accordance with the provisions of Article V of this Plan.

ARTICLE XI

ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

11.1                        Professional Fee Claims.

(a)                                  On the Effective Date, the Debtors shall pay all amounts owing to Professionals for all outstanding amounts relating to prior periods through the Effective Date approved by the Bankruptcy Court in accordance with the Professional Fee Order; provided, however, that Professionals shall continue to prepare fee applications in accordance with the Professional Fee Order up to the Effective Date.  No later than fifteen (15) days prior to the Confirmation Hearing, each Professional shall estimate fees and expenses due for periods that have not been billed as of the anticipated Effective Date.  Parties in interest shall have until three (3) days prior to the Confirmation Hearing to object to such estimate and any such objection shall be heard at the Confirmation Hearing.  On the Effective Date, Reorganized Eagle Foods shall increase the amount held in the Professional Fee Escrow such that the funds therein are equal to the aggregate amount of outstanding fee applications not ruled upon by the Bankruptcy Court as of the Effective Date plus the aggregate amount of all estimated fees and expenses due for periods that have not been billed as of the Effective Date.  Such Professional Fee Escrow shall be used by the Reorganized Eagle Foods to pay the remaining Professional Fee Claims owing to the Professionals as and when Allowed by the Bankruptcy Court.  When all Professional Fee Claims have been paid in full, amounts remaining in such escrow account, if any, shall be returned to Reorganized Eagle Foods to supplement the Operating Reserve or for distributions to Allowed Claims in Classes 3 and 4 in accordance with the provisions of Article V of this Plan.

(b)                                  All Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including compensation and expenses for making a substantial contribution in any of the Chapter 11 Cases) shall file with the Bankruptcy Court and serve such applications on counsel for the Debtors, the United States Trustee and as otherwise required by the Bankruptcy Court and the Bankruptcy Code, an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the end of the month in which the Effective Date occurred.  Objections to applications of Professionals and other entities for compensation and reimbursement of expenses must be filed with the Bankruptcy Court no later than twenty (20) days after the filing and service of a Professional’s application.  All compensation and reimbursement of expenses allowed by the Bankruptcy Court shall be paid ten (10) days after the entry of an Order allowing such fees and expenses, or as soon thereafter as practicable.   The Debtors and Reorganized Eagle Foods shall not object to the filing of any request for substantial contribution with respect to those entities listed on Plan Schedule 11.1(b)-1, provided that in all instances (i) the Debtors and Reorganized Eagle Foods shall retain the right to review the reasonableness of the fees and expenses requested by any and all such entities alleging substantial contribution and (ii) such requesting entity complies with the filing requirements of this Plan or such other requirements as agreed to by and among the Debtors or Reorganized Eagle Foods, the Creditors’ Committee, the United States Trustee and such requesting entity.

(c)                                  Notwithstanding the foregoing subsections of this Section 11.1 of the Plan, on or within three (3) business days after the Confirmation Date, the Prepetition Indenture Trustee shall deliver an invoice for its fees and expenses to the Debtors, the Creditors’ Committee and the United States Trustee, each of whom shall have the right to file an objection with the Bankruptcy Court, which objection must be filed with ten (10) days of receipt.  Absent any such objection, the Prepetition Indenture Trustee’s invoice for its fees and expenses shall be paid in Cash by the Debtors or Reorganized Eagle Foods, as applicable, on the Effective Date, or as soon thereafter as practicable, without need to file an application for the payment of its fees and without need for further order of the Bankruptcy Court.

11.2                        Other Administrative Claims.  All other requests for payment of an Administrative Claim (other than as set forth in Section 11.1 of this Plan), must be filed with the Bankruptcy Court and served on counsel for the Debtors and/or Reorganized Eagle Foods no later than the Administrative Claims Bar Date.  Unless the Debtors object to an Administrative Claim within one hundred twenty (120) days after the Administrative Claims Bar Date, such Administrative Claim shall be deemed allowed in the amount requested.  In the event that the Debtors and/or Reorganized Eagle Foods object to an Administrative Claim and Reorganized Eagle Foods and such claimant are unable to resolve their dispute consensually, then Reorganized Eagle Foods shall file a motion for determination thirty (30) days following the request of such claimant.  Thereafter, the Bankruptcy Court shall determine the Allowed  amount of such Administrative Claim.  Notwithstanding the foregoing, the Debtors or Reorganized Eagle Foods may pay, in their discretion, in accordance with the terms and conditions of any agreements relating thereto, any Administrative Claim as to which no request for payment has been timely filed but which is paid or payable by a Debtor in the ordinary course of business.

11.3                        Administrative Claims Bar Date Notice.  On the Effective Date, or as soon thereafter as is reasonably practicable, Reorganized Eagle Foods shall provide written notice of the Administrative Claims Bar Date in substantially the same manner and fashion as the Debtors provided written notice of the Bar Date as approved by Final Order of the Bankruptcy Court on June 27, 2003.

ARTICLE XII

CONFIRMATION AND CONSUMMATION OF THE PLAN

12.1                        Conditions to Confirmation.  The following are conditions precedent to confirmation of the Plan that may be satisfied or waived in accordance with Section 12.3 of the Plan:

(a)                                  The Bankruptcy Court shall have approved by Final Order a Disclosure Statement with respect to the Plan in form and substance reasonably acceptable to the Debtors after consultation with the Creditors’ Committee.

(b)                                  The Confirmation Order shall determine the approval of the substantive consolidation of the Chapter 11 Cases and Estates and shall in all other respects be in form and substance reasonably acceptable to the Debtors after consultation with the Creditors’ Committee.

12.2                        Conditions to Effective Date.  The following are conditions precedent to the occurrence of the Effective Date:

(a)                                  The Debtors or Reorganized Eagle Foods shall have Cash on hand sufficient to fund the Cash Reserves and make any other payments required to be paid under this Plan by the Debtors or Reorganized Eagle Foods on or as soon as practicable after the Effective Date.

(b)                                  The Confirmation Order shall be in form and substance acceptable to the Debtors and shall have been entered by the Bankruptcy Court and shall be a Final Order, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

(c)                                  All relevant transactions set forth in Article VII of this Plan shall have been entered into and all conditions precedent to the consummation thereof shall have been satisfied.

(d)                                  Any order necessary to satisfy any condition to the effectiveness of the Plan shall have become a Final Order and all documents provided for under the Plan shall have been executed and delivered by the parties thereto.

12.3                        Waiver of Conditions.  The conditions set forth in Sections 12.1 and 12.2 of this Plan may be waived, in whole or in part, by the Debtors with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld, without notice or a hearing.  The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their reasonable discretion based on the circumstances giving rise to the failure of such condition to be satisfied.  The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

ARTICLE XIII

EFFECT OF PLAN CONFIRMATION ON CLAIMS AND INTERESTS

13.1                        No Discharge of Claims Against Debtors.  Pursuant to section 1141(d)(3) of the Bankruptcy Code, Confirmation will not discharge Claims against the Debtors; provided, however, that no Holder of a Claim against any Debtor may, on account of such Claim, seek or receive any payment or other distribution from, or seek recourse against, any Debtor, Reorganized Eagle Foods, their respective successors or their respective property, except as expressly provided herein.

13.2                        Termination of Subordination Rights and Settlement of Related Claims and Controversies.  The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, arising under section 510 of the Bankruptcy Code, or otherwise.  Except as provided in this Plan, all such subordination rights that a Holder of a Claim or Interest may have with respect to any distribution to be made pursuant to the Plan will be cancelled and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined.  Accordingly, distributions pursuant to the Plan to Holders of Allowed Claims or Allowed Interests will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.  Nothing in this Section shall be deemed to release the rights, if any, that the Debtors, the Creditors’ Committee, or any creditor may have to seek to equitably subordinate any Claim pursuant to section 510 of the Bankruptcy Code or otherwise.

13.3                        Exculpation and Limitation of Liability.  The Debtors, Reorganized Eagle Foods, the Creditors’ Committee, the members of the Creditors’ Committee in their representative capacity, and any of such parties’ respective present or former members, officers, directors, employees, advisors, representatives, Professionals or agents, the Prepetition Indenture Trustee and its agents and professionals, and DIP Lender and its agents and professionals, including the Released Parties, and any of all such parties’ predecessors, successors and assigns, and all of their respective officers, directors, agents, employees and attorneys, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action or liability to one another or to any Holder of any Claim or Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, or arising out of the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan except for their gross negligence or willful misconduct and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Notwithstanding any other provision of this Plan, no Claim Holder or Interest Holder, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, Reorganized Eagle Foods, the Creditors’ Committee, the members of the Creditors’ Committee in their representative capacity, and any of such parties’ respective present or former members, officers, directors, employees, advisors, representatives, Professionals or agents, the Prepetition Indenture Trustee and its agents and professionals, and DIP Lender and its agents and professionals and any of such parties’ predecessors, successors and assigns, and all of their respective officers, directors, agents, employees and attorneys, for any act or omission in connection with, relating to or arising out of the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan except for their gross negligence or willful misconduct.

13.4                        Indemnification Obligations.  In satisfaction and compromise of any obligations or rights of any of the Indemnitees’ Indemnification Rights, (a) all Indemnification Rights except (i) all Indemnification Rights of an Indemnitee who is also a Released Party, (ii) the indemnification rights of the Prepetition Indenture Trustee under the Prepetition Indenture and (iii) those based solely upon any act or omission arising out of or relating to any Indemnitee’s service with, for or on behalf of a Debtor on or after the Petition Date (collectively, the “Continuing Indemnification Rights”), shall be released and terminated on and as of the Effective Date; provided that the Continuing Indemnification Rights shall remain in full force and effect on and after the Effective Date and shall not be modified, reduced, terminated or otherwise affected in any way by the Chapter 11 Cases, (b) the Debtors or Reorganized Eagle Foods, as the case may be, are authorized to purchase and maintain director and officer insurance providing coverage for those Indemnitees with Continuing Indemnification Rights for such period of time after the Effective Date that Reorganized Eagle Foods determines to be reasonable insuring such parties in respect of any claims, demands, suits, causes of action or proceedings against such Indemnitees based upon any act or omission related to such Indemnitee’s service with, for or on behalf of the Debtors in the scope and amount as Reorganized Eagle Foods determines to be reasonable (the “Insurance Coverage”), (c) the insurers are authorized to pay any professional fees and expenses incurred in connection with any action relating to any Continuing Indemnification Rights and (d) the Debtors or Reorganized Eagle Foods, as the case may be, hereby indemnify Indemnitees with Continuing Indemnification Rights and agree to pay for any deductible or retention amount that may be payable in connection with any claim covered by either under the foregoing Insurance Coverage or any prior similar policy.

13.5                        Releases by Debtors and Debtors in Possession.

(a)                                  Pursuant to section 1123(b)(3) of the Bankruptcy Code, effective as of the Effective Date, each Debtor, in its individual capacity and as a Debtor in Possession, for and on behalf of its Estate, shall release and forever unconditionally release all Released Parties for and from any and all (x) claims or Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor or any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence or event in any manner related to any such Claims, Interest, restructuring or the Chapter 11 Cases and (y) Avoidance Actions.

(b)                                  No provision of this Plan or of the Confirmation Order, including without limitation, any release or exculpation provision, shall modify, release or otherwise limit the liability of any Person not specifically released hereunder, including without limitation, any Person that is a co-obligor or joint tortfeasor of a Released Party or that otherwise is liable under theories of vicarious or other derivative liability.

(c)                                  Reorganized Eagle Foods and any newly-formed entities that will be liquidating the Debtors’ businesses after the Effective Date shall be bound, to the same extent the Debtors are bound, by all of the releases set forth above.

13.6                        Release by Holders of Claims and Interests.  On the Effective Date (a) each Person that votes to accept this Plan, and (b) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all Holders of Claims and Interests, in consideration for the obligations of the Debtors and Reorganized Eagle Foods under the Plan and the Cash and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, each entity (other than a Debtor) that has held, holds or may hold a Claim or Interest, as applicable, (each, a “Release Obligor”) shall have conclusively, absolutely, unconditionally, irrevocably and forever, released each Released Party from any claim or Cause of Action existing as of the Effective Date arising from, based on or relating to, in whole or in part, the subject matter of, or the transaction or event giving rise to, the Claim or Interest of such Release Obligor, and any act, omission, occurrence or event in any manner related to such subject matter, transaction or obligation; provided, however, that this Section 13.6 shall not release any Released Party from any Cause of Action existing as of the Effective Date, based on (i) the Internal Revenue Code or other domestic state, city or municipal tax code, (ii) the environmental laws of the United States or any domestic state, city or municipality, (iii) any criminal laws of the United States or any domestic state, city or municipality, or (iv) Sections 1104-1109 and 1342(d) of the Employee Retirement Income Security Act of 1974, as amended.

13.7                        Injunction.  The satisfaction and release pursuant to this Article XIII of this Plan shall also act as a permanent injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset or recover any Claim or Cause of Action satisfied or released under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

ARTICLE XIV

RETENTION OF JURISDICTION

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

(a)                                  Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

(b)                                  Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan for periods ending on or before the Effective Date;

(c)                                  Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Eagle Foods may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

(d)                                  Resolve any matters relating to the pre- and post-confirmation sales of the Debtors’ assets, including, without limitation, the Debtors’ owned real property;

(e)                                  Enforce, implement or clarify all orders, judgments, injunctions, and rulings entered by the Bankruptcy Court;

(f)                                    Ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;

(g)                                 Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

(h)                                 Enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases and other agreements or documents created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

(i)                                    Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of this Plan or any contract, instrument, release or other agreement or document that is executed or created pursuant to this Plan, or any entity’s rights arising from or obligations incurred in connection with this Plan or such documents;

(j)                                    Modify this Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan;

(k)                                Hear and determine all applications for compensation and reimbursement of expenses of Professionals under this Plan or under sections 330, 331, 503(b), 1103 and 1129(c)(9) of the Bankruptcy Code, provided, however, that from and after the Effective Date the payment of fees and expenses of Reorganized Eagle Foods shall be made as set forth in Article VII of this Plan.

(l)                                    Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of this Plan or the Confirmation Order;

(m)                              Hear and determine the Litigation Claims and any other Causes of Action by or on behalf of the Debtors or Reorganized Eagle Foods;

(n)                                 Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(o)                                  Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to this Plan are enjoined or stayed;

(p)                                  Determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

(q)                                  Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

(r)                                  Hear and determine all matters related to (i) the property of the Estates from and after the Confirmation Date, (ii) the winding up of the Debtors’ or Reorganized Eagle Foods’ affairs and (iii) the activities of Reorganized Eagle Foods, including (A) challenges to or approvals of Reorganized Eagle Foods’ activities, (B) resignation, incapacity or removal of the Chief Wind Down Officer and selection of a successor Chief Wind Down Officer, (C) reporting by, termination of and accounting by Reorganized Eagle Foods and (D) release of the Chief Wind Down Officer from its duties;

(s)                                  Hear and determine disputes with respect to compensation of  Reorganized Eagle Foods’ professional advisors;

(t)                                    Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code;

(u)                                 Adjudicate any and all Causes of Action, adversary proceedings, applications and contested matters that have been or hereafter are commenced or maintained in or in connection with the Chapter 11 Cases or this Plan, including, without limitation, any adversary proceeding or contested matter, proceedings to adjudicate the allowance of Disputed Claims, and all controversies and issues arising from or relating to any of the foregoing;

(v)                                   Hear and determine all matters involving Claims or Causes of Action involving any of the Debtors or their property;

(w)                                Hear and determine all matters relating to the enforcement and interpretation of Section 13.6 of this Plan; and

(x)                                  Enter an order closing the Chapter 11 Cases.

Notwithstanding anything contained herein to the contrary, the Bankruptcy Court retains exclusive jurisdiction to hear and determine disputes concerning (i) Claims or (ii) Causes of Action and any motions to compromise or settle such disputes.  Despite the foregoing, if the Bankruptcy Court is determined not to have jurisdiction with respect to the foregoing, or if  Reorganized Eagle Foods chooses to pursue any Claim or Cause of Action (as applicable) in another court of competent jurisdiction, Reorganized Eagle Foods will have authority to bring such action in any other court of competent jurisdiction.

ARTICLE XV

MISCELLANEOUS PROVISIONS

15.1                        Binding Effect.  This Plan shall be binding upon and inure to the benefit of the Debtors, Reorganized Eagle Foods, all present and former Holders of Claims and Interests, other parties in interest and their respective successors and assigns as of the entry of the Confirmation Order.

15.2                        Payment of Statutory Fees.  All fees payable pursuant to section 1930 of title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on, or as soon as reasonably practicable after, the Effective Date, and neither the Debtors, their Estates nor Reorganized Eagle Foods shall thereafter be liable for the payment of any additional fees under 28 U.S.C. § 1930 other than with respect to Eagle Foods’ Chapter 11 Case.

15.3                        Amendment or Modification of this Plan.  Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, alterations, amendments or modifications of this Plan or Exhibits thereto may be proposed in writing by the Debtors or Reorganized Eagle Foods at any time prior to or after the Confirmation Date but prior to the substantial consummation of this Plan.  A Holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Interest of such Holder.

15.4                        Revocation, Withdrawal or Non-Consummation.  The Debtors reserve the right to revoke or withdraw this Plan as to any or all of the Debtors prior to the Effective Date and to file subsequent chapter 11 plans.  If the Debtors revoke or withdraw this Plan as to any or all of the Debtors, or if Confirmation or Consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) this Plan shall be null and void in all respects, (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases affected by this Plan, and any document or agreement executed pursuant to this Plan, shall be deemed null and void, and (c) nothing contained in this Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

15.5                        Effectuating Documents and Further Transactions.  Each of the Debtors or Reorganized Eagle Foods is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of this Plan and any notes or securities issued pursuant to this Plan.

15.6                        Corporate Action.  Prior to, on or after the Effective Date (as appropriate), all matters provided for under this Plan that would otherwise require approval of the stockholders or directors of one (1) or more of the Debtors or Reorganized Eagle Foods shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states in which the Debtors or Reorganized Eagle Foods are incorporated without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Eagle Foods.

15.7                        Exemption from Transfer Taxes.  Pursuant to section 1146(c) of the Bankruptcy Code:  (a) the creation of any mortgage, deed of trust, lien, pledge, or other security interest; (b) the making or assignment of any lease or sublease; (c) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including, without limitation, any restructuring, disposition, liquidation, or dissolution, deeds, bills of sale, transfers of tangible property or the transfers, sales, and assignments of the Debtors’ or Reorganized Eagle Foods’ owned and leased real property pursuant to this Plan or otherwise or (d) any transfers from the Debtors to Reorganized Eagle Foods pursuant to this Plan or otherwise will not be subject to any document recording tax, stamp tax, conveyance fee, personal property tax, real estate transfer tax, intangibles or similar tax, mortgage tax, stamp act, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.  Unless the Court orders otherwise, all sales, transfers and assignments of owned and leased real and personal property, approved by the Court on or prior to the Effective Date shall be deemed to have been in furtherance of, or in connection with, this Plan.

15.8                        Severability of Plan Provisions.  If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, but subject to Section 15.4 of this Plan, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

15.9                        Successors and Assigns.  This Plan shall be binding upon and inure to the benefit of the Debtors, and their respective successors and assigns, including, without limitation, Reorganized Eagle Foods.  The rights, benefits and obligations of any entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such entity.

15.10                 Notice.  All notices, requests and demands to or upon the Debtors or Reorganized Eagle Foods to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors or Reorganized Eagle Foods:

EAGLE FOOD CENTERS, INC.

801 First Street East

Milan, Illinois 61264

Telephone:  (309) 787-7730

Facsimile:  (309) 787-7264

Attn:    Chief Wind Down Officer

with copies to:

Counsel for the Debtors:

SKADDEN, ARPS, SLATE,
MEAGHER & FLOM (ILLINOIS)

333 West Wacker Drive

Chicago, Illinois 60606-1285
Telephone:                      (312) 407-0700

Facsimile:                              (312) 407-0411

Attn:                    John Wm. Butler, Jr.
George N. Panagakis

Ron E. Meisler

If to the Creditors’ Committee:

Foley & Lardner

321 N. Clark Street

Chicago, Illinois 60606

Telephone:  (312) 832-4500

Facsimile:  (312) 832-4700

Attn:                    William J. McKenna

Jonathan E. Aberman

15.11                 Governing Law.   Except to the extent the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan and any agreements, documents and instruments executed in connection with this Plan shall be governed by, and construed and enforced in accordance with, the laws of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction.

15.12                 Tax Reporting and Compliance.  The Debtors, Reorganized Eagle Foods, the Disbursing Agent, or the Prepetition Indenture Trustee (as agent or servicer as described in Section 9.2 of this Plan), as the case may be, shall be authorized to take any and all actions that may be necessary or appropriate to comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all payments and distributions hereunder shall be made subject to such withholding and reporting requirements.  All persons or entities holding and reporting Claims or Interests shall be required to provide any information necessary to effect the withholding of such taxes or establish a valid exemption.  Reorganized Eagle Foods is hereby authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date.

15.13                 Filing of Additional Documents.  On or before substantial consummation of this Plan, the Debtors shall File such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

15.14                 Term of Bankruptcy Injunction or Stays.  All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all property of the Estates of Reorganized Eagle Foods and the other Debtors has been distributed and Reorganized Eagle Foods has been dissolved.

15.15                 No Waiver or Estoppel.  Each Claim Holder or Interest Holder shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors’ Committee and/or its counsel, or any other party, if such agreement was not disclosed in this Plan, the Disclosure Statement or papers filed with the Bankruptcy Court.

15.16                 Request for Court Hearing.  Notwithstanding whether or not a matter requires the consultation of the Creditors’ Committee under this Plan, the Debtors, Reorganized Eagle Foods, and the Creditors’ Committee shall have the right to request a hearing before the Court on any and all matters raised in connection with or related to this Plan.

Dated:             Chicago, Illinois

December 24, 2003

Respectfully submitted,

EAGLE FOOD CENTERS, INC.
(for itself and on behalf of the Affiliate Debtors)

By:
Name:	Randall D. McMurray
Title:	Acting Chief Financial Officer of Eagle Food Centers, Inc., and authorized signatory for each and every Affiliate Debtor

John Wm. Butler, Jr.
George N. Panagakis

Ron E. Meisler

SKADDEN, ARPS, SLATE,
MEAGHER & FLOM (ILLINOIS)

333 West Wacker Drive

Chicago, Illinois  60606-1285
(312) 407-0700

ATTORNEYS FOR DEBTORS
AND DEBTORS-IN-POSSESSION

EXHIBIT A

Amended Charter of Reorganized Eagle Foods

[TO BE FILED ON OR BEFORE EXHIBIT FILING DATE]

A-1

EXHIBIT B

Amended By-laws of Reorganized Eagle Foods

[TO BE FILED ON OR BEFORE EXHIBIT FILING DATE]

B-1

PLAN SCHEDULE 1.20

Non-Exclusive List of Causes of Action

[TO BE FILED ON OR BEFORE EXHIBIT FILING DATE]

PLAN SCHEDULE 7.2

Non-Exclusive List of Affiliate Debtors Causes of Action and Proceedings

[TO BE FILED ON OR BEFORE EXHIBIT FILING DATE]

PLAN SCHEDULE 7.6

List of Employees Eligible to Participate in Recovery Bonus Plan and Target Awards

[TO BE FILED ON OR BEFORE EXHIBIT FILING DATE]

PLAN SCHEDULE 8.1

Executory Contracts or Unexpired Leases to be Rejected

[TO BE FILED ON OR BEFORE EXHIBIT FILING DATE]

PLAN SCHEDULE 8.2

Executory Contracts or Unexpired Leases to be Assumed

[TO BE FILED ON OR BEFORE EXHIBIT FILING DATE]

PLAN SCHEDULE 11.1(b)

Part 1.   Substantial Contribution Claims

Entity	Services Rendered	Amount

[TO BE FILED ON OR BEFORE EXHIBIT FILING DATE]